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                                                                      Exhibit 10

                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                          CITADEL HOLDING CORPORATION

                            CRAIG MERGER SUB, INC.

                           READING MERGER SUB, INC.

                               CRAIG CORPORATION

                                      AND

                          READING ENTERTAINMENT, INC.






                          Dated as of August 17, 2001

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

                               TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
ARTICLE I THE MERGERS.......................................................................................      1

   Section 1.1      The Mergers.............................................................................      1
   Section 1.2      Effective Time of the Mergers...........................................................      1
   Section 1.3      Tax Treatment...........................................................................      2
   Section 1.4      Accounting Treatment....................................................................      2

ARTICLE II THE SURVIVING CORPORATIONS.......................................................................      2

   Section 2.1      Articles of Incorporation...............................................................      2
   Section 2.2      Bylaws..................................................................................      2
   Section 2.3      Directors and Officers..................................................................      2

ARTICLE III CONVERSION OF SHARES............................................................................      3

   Section 3.1      Conversion of Capital Stock.............................................................      3
   Section 3.2      Surrender and Payment...................................................................      6
   Section 3.3      Stock Options...........................................................................      8
   Section 3.4      No Fractional Shares....................................................................      9
   Section 3.5      Closing.................................................................................      9
   Section 3.6      Affiliates..............................................................................      9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CRAIG..........................................................      9

   Section 4.1      Organization and Qualification..........................................................      9
   Section 4.2      Capitalization..........................................................................     10
   Section 4.3      Authority...............................................................................     11
   Section 4.4      Consents and Approvals; No Violation....................................................     11
   Section 4.5      Craig SEC Reports.......................................................................     12
   Section 4.6      Financial Statements....................................................................     13
   Section 4.7      Absence of Undisclosed Liabilities......................................................     13
   Section 4.8      Absence of Certain Changes..............................................................     13
   Section 4.9      Taxes...................................................................................     13
   Section 4.10     Litigation..............................................................................     14
   Section 4.11     Employee Benefit Plans; ERISA...........................................................     15
   Section 4.12     Environmental Liability.................................................................     16
   Section 4.13     Compliance with Applicable Laws.........................................................     17
   Section 4.14     Insurance...............................................................................     18
   Section 4.15     Labor Matters; Employees................................................................     18
   Section 4.16     Permits.................................................................................     19
   Section 4.17     Material Contracts......................................................................     19
   Section 4.18     Required Stockholder Vote or Consent....................................................     19
   Section 4.19     Proxy Statement/Prospectus; Registration Statement......................................     20
   Section 4.20     Intellectual Property...................................................................     20
   Section 4.21     Brokers.................................................................................     20
   Section 4.22     Fairness Opinion........................................................................     21

                                      -i-
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
ARTICLE V REPRESENTATIONS AND WARRANTIES OF READING.........................................................     21

   Section 5.1      Organization and Qualification..........................................................     21
   Section 5.2      Capitalization..........................................................................     22
   Section 5.3      Authority...............................................................................     22
   Section 5.4      Consents and Approvals; No Violation....................................................     23
   Section 5.5      Reading SEC Reports.....................................................................     24
   Section 5.6      Financial Statements....................................................................     24
   Section 5.7      Absence of Undisclosed Liabilities......................................................     24
   Section 5.8      Absence of Certain Changes..............................................................     24
   Section 5.9      Taxes...................................................................................     25
   Section 5.10     Litigation..............................................................................     26
   Section 5.11     Employee Benefit Plans; ERISA...........................................................     26
   Section 5.12     Environmental Liability.................................................................     27
   Section 5.13     Compliance with Applicable Laws.........................................................     28
   Section 5.14     Insurance...............................................................................     29
   Section 5.15     Labor Matters; Employees................................................................     29
   Section 5.16     Permits.................................................................................     30
   Section 5.17     Material Contracts......................................................................     30
   Section 5.18     Required Stockholder Vote or Consent....................................................     30
   Section 5.19     Proxy Statement/Prospectus; Registration Statement......................................     31
   Section 5.20     Intellectual Property...................................................................     31
   Section 5.21     Brokers.................................................................................     31
   Section 5.22     Fairness Opinion........................................................................     31

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT.........................................................     32

   Section 6.1      Organization and Qualification..........................................................     32
   Section 6.2      Capitalization..........................................................................     33
   Section 6.3      Authority...............................................................................     33
   Section 6.4      Consents and Approvals; No Violation....................................................     34
   Section 6.5      Parent SEC Reports......................................................................     35
   Section 6.6      Parent Financial Statements.............................................................     35
   Section 6.7      Absence of Undisclosed Liabilities......................................................     35
   Section 6.8      Absence of Certain Changes..............................................................     36
   Section 6.9      Taxes...................................................................................     36
   Section 6.10     Litigation..............................................................................     37
   Section 6.11     Employee Benefit Plans; ERISA...........................................................     37
   Section 6.12     Environmental Liability.................................................................     38
   Section 6.13     Compliance with Applicable Laws.........................................................     39
   Section 6.14     Insurance...............................................................................     40
   Section 6.15     Labor Matters; Employees................................................................     40
   Section 6.16     Permits.................................................................................     41
   Section 6.17     Material Contracts......................................................................     41
   Section 6.18     Required Stockholder Vote or Consent....................................................     42
   Section 6.19     Proxy Statement/Prospectus; Registration Statement......................................     42
   Section 6.20     Intellectual Property...................................................................     42
   Section 6.21     Brokers.................................................................................     43
   Section 6.22     Fairness Opinion........................................................................     43

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
ARTICLE VII CONDUCT OF BUSINESS PENDING THE MERGERS.........................................................     43

   Section 7.1      Conduct of Business by the Parent and the Companies Pending the Mergers.................     43

ARTICLE VIII ADDITIONAL AGREEMENTS..........................................................................     45

   Section 8.1      Access and Information..................................................................     45
   Section 8.2      Directors' and Officers' Indemnification................................................     46
   Section 8.3      Further Assurances......................................................................     46
   Section 8.4      Expenses................................................................................     46
   Section 8.5      Cooperation.............................................................................     46
   Section 8.6      Publicity...............................................................................     47
   Section 8.7      Additional Actions......................................................................     47
   Section 8.8      Filings.................................................................................     47
   Section 8.9      Consents................................................................................     47
   Section 8.10     Employee Matters; Benefit Plans.........................................................     47
   Section 8.11     Stockholders Meetings...................................................................     48
   Section 8.12     Preparation of the Proxy Statement/Prospectus and Registration Statement................     49
   Section 8.13     Stock Exchange Listing..................................................................     50
   Section 8.14     Notice of Certain Events................................................................     50
   Section 8.15     Affiliate Agreements....................................................................     51
   Section 8.16     Stockholder Litigation..................................................................     51
   Section 8.17     Voting Covenant.........................................................................     51
   Section 8.18     Repurchase Obligation...................................................................     52

ARTICLE IX CONDITIONS TO CONSUMMATION OF THE MERGERS........................................................     52

   Section 9.1      Conditions to the Obligation of Each Party..............................................     52
   Section 9.2      Conditions to the Obligations of Parent.................................................     53
   Section 9.3      Conditions to the Obligations of Craig..................................................     53
   Section 9.4      Conditions to the Obligations of Reading................................................     54

ARTICLE X SURVIVAL..........................................................................................     54

   Section 10.1     Survival of Representations and Warranties..............................................     54
   Section 10.2     Survival of Covenants and Agreements....................................................     55

ARTICLE XI TERMINATION, AMENDMENT AND WAIVER................................................................     55

   Section 11.1     Termination.............................................................................     55
   Section 11.2     Effect of Termination...................................................................     55

ARTICLE XII MISCELLANEOUS...................................................................................     56

   Section 12.1     Notices.................................................................................     56
   Section 12.2     Separability............................................................................     57
   Section 12.3     Assignment..............................................................................     57
   Section 12.4     Interpretation..........................................................................     58
   Section 12.5     Counterparts............................................................................     58
   Section 12.6     Entire Agreement........................................................................     58
   Section 12.7     Governing Law...........................................................................     58
   Section 12.8     Attorneys' Fees.........................................................................     58
   Section 12.9     No Third Party Beneficiaries............................................................     58
   Section 12.10    Amendments and Supplements..............................................................     58
   Section 12.11    Extensions, Waivers, Etc................................................................     58

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

EXHIBITS
--------
Exhibit 8.15      Affiliate Agreement

                                 DEFINED TERMS

affiliates....................................................   51
Agreement.....................................................    1
AMEX..........................................................   50
Ancillary Agreements......................................   11, 22
Audit.........................................................   14
Closing.......................................................    9
Closing Date..................................................    9
Code..........................................................    1
cold comfort..................................................   50
Company.......................................................    1
Craig.........................................................    1
Craig and Reading Stock.......................................    6
Craig and Reading Stock Certificates..........................    5
Craig and Reading Stock Exchange Ratios.......................    8
Craig and Reading Stock Merger Consideration..................    5
Craig and Reading Stock Options...............................    8
Craig Benefit Plans...........................................   15
Craig Capital Stock...........................................   10
Craig Class B Stock...........................................   10
Craig Common Preference Stock.................................    3
Craig Common Preference Stock Certificate.....................    4
Craig Common Preference Stock Exchange Ratio..................    4
Craig Common Preference Stock Merger Consideration............    4
Craig Common Stock............................................    3
Craig Common Stock Certificate................................    3
Craig Common Stock Exchange Ratio.............................    3
Craig Common Stock Merger Consideration.......................    3
Craig Disclosure Letter.......................................    9
Craig ERISA Affiliate.........................................   15
Craig Financial Statements....................................   13
Craig Material Adverse Effect.................................   10
Craig Material Contracts......................................   19
Craig Merger..................................................    1
Craig Merger Sub..............................................    1
Craig Merger Sub Common Stock.................................    5
Craig Preferred Stock.........................................   10
Craig SEC Reports.............................................   12
Craig Special Meeting.........................................   49
Craig Stockholders' Approval..................................   19
Craig Surviving Corporation...................................    1
Customary Post-Closing Consents...............................   11
Effective Time................................................    1
Enforceability Exception......................................   11
Environmental Laws............................................   16
ERISA.........................................................   15
Exchange Act..................................................   11
Exchange Agent................................................    6
Exchange Fund.................................................    6
Expenses......................................................   46
GAAP..........................................................    2
Governmental Authority........................................   11
Hazardous Substances..........................................   16
Intellectual Property.........................................   20
Joint Fairness Opinion........................................   21
Lien..........................................................   12
Liens.........................................................   12
mass layoff...................................................   18
Mergers.......................................................    1
multi-employer plan...........................................   16
multiple employer plan........................................   16
NRS...........................................................    1
Optionee Election.............................................    8
Parent........................................................    1
Parent Annual Meeting.........................................   49
Parent Benefit Plans..........................................   37
Parent Capital Stock..........................................   33
Parent Class A Stock..........................................    3
Parent Class B Stock..........................................    5
Parent Disclosure Letter......................................   32
Parent ERISA Affiliate........................................   37
Parent Financial Statements...................................   35
Parent Material Adverse Effect................................   32
Parent Material Contracts.....................................   41
Parent Preferred Stock........................................   33
Parent SEC Reports............................................   35
Parent Stock Option Plan......................................   42
Parent Stockholders' Approval.................................   42
PBGC..........................................................   15
Permits.......................................................   19
Person........................................................    7
plant closing.................................................   18
Proxy Statement/Prospectus....................................   20
Reading.......................................................    1
Reading Benefit Plans.........................................   26
Reading Capital Stock.........................................   22
Reading Common Stock..........................................    4
Reading Common Stock Certificate..............................    4
Reading Common Stock Exchange Ratio...........................    4
Reading Common Stock Merger Consideration.....................    4
Reading Disclosure Letter.....................................   21

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
Reading ERISA Affiliate.......................................   26
Reading Financial Statements..................................   24
Reading Material Adverse Effect...............................   22
Reading Material Contracts....................................   30
Reading Merger................................................    1
Reading Merger Sub............................................    1
Reading Merger Sub Common Stock...............................    5
Reading SEC Reports...........................................   24
Reading Series A Stock........................................    4
Reading Series B Stock........................................    5
Reading Special Meeting.......................................   49
Reading Stockholders' Approval................................   31
Reading Surviving Corporation.................................    1
Registration Statement........................................   20
Replacement Plans.............................................   48
reportable events.............................................   15
Retained Employees............................................   47
SEC...........................................................   12
Securities Act................................................   11
single employer...............................................   15
Subsidiary....................................................   10
Surviving Corporations........................................    1
Tax Authority.................................................   14
Tax Returns...................................................   14
Taxes.........................................................   14
Termination Date..............................................   55
WARN Act......................................................   18

                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is entered into as of August 17, 2001, by and among Citadel Holding Corporation, a Nevada corporation ("Parent"), Craig Merger Sub, Inc., a Nevada corporation and direct, wholly-owned subsidiary of Parent ("Craig Merger Sub"), Reading Merger Sub, Inc., a Nevada corporation and direct, wholly-owned subsidiary of Parent ("Reading Merger Sub"), Craig Corporation, a Nevada corporation ("Craig"), and Reading Entertainment, Inc., a Nevada corporation ("Reading" and together with "Craig," the "Companies" or sometimes individually referred to as a "Company").

     Whereas, the respective boards of directors of Parent, Craig and Reading deem it advisable and in the best interests of their respective stockholders that Craig Merger Sub merge with and into Craig (the "Craig Merger") and that Reading Merger Sub merge with and into Reading (the "Reading Merger" and together with the Craig Merger, the "Mergers") upon the terms and subject to the conditions set forth herein; and

     Whereas, the respective conflicts committees of the respective boards of directors of Parent, Craig and Reading have recommended to their respective boards of directors the exchange ratios set forth in this Agreement, based in part on the fairness opinion referred to in Sections 4.22, 5.22 and 6.22 hereof, and such boards of directors have approved the Mergers;

     Now, Therefore, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGERS

Section 1.1  The Mergers

     Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), (a) Craig Merger Sub shall merge with and into Craig and the separate corporate existence of Craig Merger Sub shall thereupon cease and Craig shall be the surviving corporation in the Merger (the "Craig Surviving Corporation"), and (b) Reading Merger Sub shall merge with and into Reading and the separate corporate existence of Reading Merger Sub shall thereupon cease and Reading shall be the surviving corporation in the Merger (the "Reading Surviving Corporation" and together with the Craig Surviving Corporation, the "Surviving Corporations"). The Mergers shall have the effect set forth in Chapter 92A of the Nevada Revised Statutes (the "NRS").

Section 1.2  Effective Time of the Mergers

     Each of the Mergers shall become effective (the "Effective Time") upon the later of (i) the filing of properly executed articles of merger relating to each of the Craig Merger and the Reading Merger with the Nevada Secretary of State in accordance with Chapter 92A of the NRS, or (ii) at such later time as the parties shall agree and set forth in such articles of merger. The filing of both of the articles of merger referred to above shall be made simultaneously and as soon as practicable on the Closing Date set forth in Section 3.5.

Section 1.3  Tax Treatment

     It is intended that each of the Mergers shall be treated for federal income tax purposes as taxable transactions under the Code.

Section 1.4  Accounting Treatment

     It is intended that each of the Mergers shall be accounted for in accordance with generally accepted accounting principles ("GAAP") as purchase transactions for financial accounting purposes.

                                  ARTICLE II

                          THE SURVIVING CORPORATIONS

Section 2.1  Articles of Incorporation

     The articles of incorporation of Parent shall be amended to change Parent's name to "Reading International, Inc." The articles of incorporation of Craig in effect immediately prior to the Effective Time shall be the articles of incorporation of the Craig Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the terms thereof and the NRS. The articles of incorporation of Reading in effect immediately prior to the Effective Time shall be the articles of incorporation of the Reading Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the terms thereof and the NRS; provided, that at the Effective Time such articles of incorporation shall be amended to change Reading Surviving Corporation's name to "Reading Holdings, Inc."

Section 2.2  Bylaws

     The bylaws of Parent shall be amended to reflect Parent's name change as provided in Section 2.1. The bylaws of Craig as in effect immediately prior to the Effective Time shall be the bylaws of the Craig Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the articles of incorporation of the Craig Surviving Corporation and the NRS. The bylaws of Reading as in effect immediately prior to the Effective Time shall be the bylaws of the Reading Surviving Corporation at and after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the articles of incorporation of the Reading Surviving Corporation and the NRS; provided, that at the Effective Time such bylaws shall be amended to reflect Reading Surviving Corporation's name change as provided in Section 2.1.

Section 2.3  Directors and Officers

     At and after the Effective Time, the directors and officers of Parent shall be the directors and officers of Parent immediately prior to the Effective Time, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of Parent. At and after the Effective Time, the directors and officers of Craig Surviving Corporation shall be the directors and officers of Craig immediately prior to the Effective Time, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of Craig Surviving Corporation. At and after the Effective Time, the directors and officers of Reading Surviving Corporation shall be the directors and officers of Reading immediately prior to the Effective Time, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of Reading Surviving Corporation.

                                  ARTICLE III

                             CONVERSION OF SHARES

Section 3.1  Conversion of Capital Stock

     As of the Effective Time, by virtue of the Mergers and without any action on the part of the holders of any capital stock described below:

     a.      Craig
             -----

             (i) Each share of common stock, par value $0.25 per share, of Craig ("Craig Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted (subject to Section 3.4) into the right to receive 1.17 shares (the "Craig Common Stock Exchange Ratio") of Class A non-voting common stock, par value $0.01 per share, of Parent ("Parent Class A Stock"). All such shares of Craig Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate ("Craig Common Stock Certificate") that, immediately prior to the Effective Time, represented outstanding shares of Craig Common Stock shall cease to have any ownership or other rights with respect thereto, except the right to receive, upon the surrender of such Craig Common Stock Certificate, the Parent Class A Stock (the "Craig Common Stock Merger Consideration") to which such holder is entitled pursuant to this Section 3.1(a)(i), without interest. Until surrendered as contemplated by this Section 3.1(a)(i), each Craig Common Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Craig Common Stock Merger Consideration as contemplated by this Section 3.1. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Class A Stock or Craig Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Craig Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

             (ii) Each share of Class A common preference stock, par value $0.01 per share, of Craig ("Craig Common Preference Stock") issued and outstanding immediately prior to the Effective Time shall be converted (subject to Section 3.4) into the right to receive 1.17 shares (the "Craig Common Preference Stock Exchange Ratio") of Parent Class A Stock. All such shares of Craig Common Preference Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate ("Craig Common Preference Stock Certificate") that, immediately prior to the Effective Time, represented outstanding shares of Craig Common Preference Stock shall cease to have any ownership or other rights with respect thereto, except the right to receive, upon the surrender of such Craig Common Preference Stock Certificate, the Parent Class A Stock (the "Craig Common Preference Stock Merger Consideration") to which such holder is entitled pursuant to this Section 3.1(a)(ii), without interest. Until surrendered as contemplated by this Section 3.1, each Craig Common Preference Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Craig Common Preference Stock Merger Consideration as contemplated by this Section 3.1. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Class A Stock or Craig Common Preference Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Craig Common Preference Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     b.   Reading
          -------

          (i) Each share of common stock, par value $0.001 per share, of Reading ("Reading Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted (subject to Section 3.4) into the right to receive 1.25 shares (the "Reading Common Stock Exchange Ratio") of Parent Class A Stock. All such shares of Reading Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate ("Reading Common Stock Certificate") that, immediately prior to the Effective Time, represented outstanding shares of Reading Common Stock shall cease to have any ownership or other rights with respect thereto, except the right to receive, upon the surrender of such Reading Common Stock Certificate, the Parent Class A Stock (the "Reading Common Stock Merger Consideration") to which such holder is entitled pursuant to this Section 3.1(b)(i), without interest. Until surrendered as contemplated by this Section 3.1, each Reading Common Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Reading Common Stock Merger Consideration as contemplated by this Section 3.1. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Class A Stock or Reading Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Reading Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (ii) Each share of Series A convertible redeemable preferred stock, par value $0.001 per share, of Reading ("Reading Series A Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Reading Merger.

          (iii) Each share of Series B convertible preferred stock, par value $0.001 per share, of Reading ("Reading Series B Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Reading Merger.

     c.   Parent
          ------

          Each share of Parent Class A Stock and Class B voting common stock, par value $0.01 per share ("Parent Class B Stock"), issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected by the Mergers.

     d.   Craig Merger Sub
          ----------------

          Each share of common stock, par value $0.001 per share, of Craig Merger Sub (the "Craig Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid and nonassessable share of common stock, par value $0.25 per share, of Craig Surviving Corporation, and shall, after the Craig Merger, be the only shares of Craig Surviving Corporation issued and outstanding.

     e.   Reading Merger Sub
          ------------------

          Each share of common stock, par value $0.001 per share, of Reading Merger Sub (the "Reading Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid and nonassessable share of common stock, par value of $0.001 per share, of Reading Surviving Corporation, and shall, after the Reading Merger, be the only common shares of Reading Surviving Corporation issued and outstanding.

     f.   General
          -------

          No dividends or other distributions declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Craig Common Stock Certificate, Craig Common Preference Stock Certificate or Reading Common Stock Certificate (collectively, the "Craig and Reading Stock Certificates") with respect to the Craig Common Stock Merger Consideration, Craig Common Preference Stock Merger Consideration or Reading Common Stock Merger Consideration (collectively, the "Craig and Reading Stock Merger Consideration") represented thereby until the holder of record of such Craig and Reading Stock Certificate, as applicable, shall surrender such Craig and Reading Stock Certificate in accordance with Section
3.2. Subject to the effect of applicable laws (including, without limitation, escheat and abandoned property laws), following surrender of any such Craig and Reading Stock Certificate, there shall be paid to the record holder of the certificate or certificates representing the Craig and Reading Stock Merger Consideration, as applicable, issued in exchange therefor, without interest, (i) the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Craig and Reading Stock Merger Consideration, as applicable, and (ii) if the payment date for any dividend or distribution payable with respect to such Craig and Reading Stock Merger Consideration, as applicable, has not occurred prior to the surrender of such Craig and Reading Stock Certificate, as applicable, at the appropriate payment date therefor, the amount of dividends or other distributions with a record date after the Effective Time but prior to the surrender of such Craig and Reading Stock Certificate and a payment date subsequent to the surrender of such Craig and Reading Stock Certificate.

     g. All Parent Class A Stock issued upon the surrender of the Craig and Reading Stock Certificates, as applicable, in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Craig and Reading Stock Certificates, as applicable, and Craig Common Stock, Craig Common Preference Stock and Reading Common Stock (collectively, the "Craig and Reading Stock") formerly represented thereby, and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Craig Surviving Corporation or the Reading Surviving Corporation of shares of the Craig and Reading Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Craig and Reading Stock Certificates, as applicable, are presented to either Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

Section 3.2 Surrender and Payment

     a. Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to Craig and Reading (the "Exchange Agent") for the purpose of exchanging Craig and Reading Stock Certificates formerly representing Craig and Reading Stock, as applicable. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of Craig and Reading Stock, for exchange in accordance with this Section 3.2 through the Exchange Agent, (i) as of the Effective Time, certificates representing the Craig and Reading Stock Merger Consideration to be issued pursuant to Section 3.1(a) and Section 3.1(b), as applicable, and (ii) from time to time as necessary, cash to be paid in lieu of fractional shares pursuant to
Section 3.4 (such certificates for the Craig and Reading Stock Merger Consideration and such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Craig and Reading Stock Merger Consideration, as applicable, in exchange for surrendered Craig and Reading Stock Certificates formerly representing Craig and Reading Stock pursuant to Section 3.1 out of the Exchange Fund. Except as contemplated by Section 3.2(e), the Exchange Fund shall not be used for any other purpose.

     b. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of a Craig and Reading Stock Certificate or Certificates, as applicable, that immediately prior to the Effective Time represented outstanding Craig and Reading Stock a letter of transmittal and instructions for use in effecting the exchange of such Craig and Reading Stock Certificate or Certificates, as applicable, for certificates representing the Craig and Reading Stock Merger Consideration and, if applicable, cash in lieu of fractional shares. Provision also shall be made for holders of Craig and Reading Stock Certificates to procure in person immediately after the Effective Time a letter of transmittal and instructions and to deliver in person immediately after the Effective Time such letter of transmittal and Craig and Reading Stock Certificates in exchange for the Craig and Reading Stock Merger Consideration and, if applicable, cash, in lieu of fractional shares.

     c. After the Effective Time, Craig Common Stock Certificates, Craig Common Preference Stock Certificates and Reading Common Stock Certificates shall represent the right, upon surrender thereof to the Exchange Agent, together with a duly executed and properly completed letter of transmittal relating thereto, to receive in exchange therefor that number of whole shares of Parent Class A Stock, and, if applicable, cash that such holder has the right to receive pursuant to Sections
3.1 and 3.4 after giving effect to any required tax withholding, and the Craig Common Stock Certificates, Craig Common Preference Stock Certificates and Reading Common Stock Certificates so surrendered shall be canceled. No interest will be paid or will accrue on any cash amount payable upon the surrender of any such Craig Common Stock Certificates, Craig Common Preference Stock Certificates and Reading Common Stock Certificates.

     d. If any shares of Parent Class A Stock are to be issued and/or cash to be paid to a Person other than the registered holder of the Craig Common Stock Certificates, Craig Preference Stock Certificates or Reading Common Stock Certificates surrendered in exchange therefor, it shall be a condition to such issuance that the Craig Common Stock Certificates, Craig Preference Stock Certificates or Reading Common Stock Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited-liability company, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

     e. Any Craig and Reading Stock Merger Consideration and any cash in the Exchange Fund that remain unclaimed by the holders of Craig and Reading Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such holder's Craig and Reading Stock Certificates in accordance with this Section 3.2 prior to that time shall thereafter look only to Parent, as a general creditor thereof, to exchange such Craig and Reading Stock Certificates or to pay amounts to which such holder is entitled pursuant to Section 3.1. If outstanding Craig and Reading Stock Certificates are not surrendered prior to six years after the Effective Time (or, in any particular case, prior to such earlier date on which any Craig and Reading Stock Merger Consideration issuable in respect of such Craig and Reading Stock Certificates or the dividends and other distributions, if any, described below would otherwise escheat to or become the property of any governmental unit or agency), the Craig and Reading Stock Merger Consideration issuable in respect of such Craig and Reading Stock Certificates, and the amount of dividends and other distributions, if any, which have become payable and which thereafter become payable on the Craig and Reading Stock Merger Consideration evidenced by such Craig and Reading Stock Certificates as provided herein shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Craig, Reading or the Surviving Corporations shall be liable to any holder of Craig and Reading Stock Certificates for any amount paid, or Craig and Reading Stock Merger Consideration, cash or dividends delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

     f. If any Craig and Reading Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Craig and

Reading Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporations, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Craig and Reading Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Craig and Reading Stock Certificate the Craig and Reading Stock Merger Consideration and, if applicable, cash and unpaid dividends and other distributions on any Craig and Reading Stock Merger Consideration deliverable in respect thereof pursuant to this Agreement.

Section 3.3  Stock Options

     a. At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding stock option (including stock options granted under stock option plans and stock options granted under separate contracts) of Craig and Reading outstanding at the Effective Time (the "Craig and Reading Stock Options") shall be assumed by Parent and converted into an option to purchase, pursuant to a plan or separate contract, as the case may be, that number of shares of either Parent Class A Stock or Parent Class B Stock (as shall be specified in a written election (the "Optionee Election") by each respective holder) set forth below. In the case where an option holder has made an Optionee Election to receive either an option to purchase Parent Class A Stock or Parent Class B Stock, the Craig and Reading Stock Option shall automatically be converted into an option to purchase that number of shares of Parent Class A Stock (rounded down to the nearest whole share) of Parent Class A Stock or Parent Class B Stock, as applicable, determined by multiplying the number of shares of Craig and Reading Stock, as applicable, issuable upon the exercise of such Craig and Reading Stock Option immediately prior to the Effective Time by the applicable stock exchange ratio: Craig Common Stock Exchange Ratio, Craig Common Preference Stock Exchange Ratio or Reading Common Stock Exchange Ratio (collectively, the "Craig and Reading Stock Exchange Ratios"), at an exercise price per share equal to the per share exercise price of such option divided by the appropriate Craig and Reading Stock Exchange Ratio (rounded up to the nearest whole cent) and otherwise upon the same terms and conditions as such applicable Craig and Reading Stock Option. Notwithstanding the above, in the case of any option to which Section 421 of the Code applies by reason of the qualifications under Section 422 or 423 of such Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with Section 424(a) of the Code. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Class A Stock or Parent Class B Stock, as applicable, for delivery upon exercise of Craig and Reading Stock Options assumed by Parent pursuant to this Section 3.3.

     b. As promptly as practicable after the Effective Time, Parent shall file a Registration Statement on Form S-8 (or any successor or other appropriate forms, as the case may be) with respect to the shares of Parent Class A Stock and Parent Class B Stock subject to Craig and Reading Stock Options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

Section 3.4  No Fractional Shares

     No fractional shares of Parent Class A Stock shall be issued in the Mergers and fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent. All holders of fractional shares of Parent Class A Stock shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the fraction of a share of Parent Class A Stock to which such holder would otherwise have been entitled by the average closing sales price of Parent Class A Stock as reported by the American Stock Exchange for the five trading days immediately prior to the Effective Time.

Section 3.5  Closing

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Citadel Holding Corporation, at 10:00 a.m., local time, on the day (the "Closing Date") on which all of the conditions set forth in Article IX hereof are satisfied or waived, or at such other date and time as Parent, Craig and Reading shall otherwise agree.

Section 3.6  Affiliates

     Notwithstanding anything to the contrary contained in Article III, Craig and Reading Stock Certificates surrendered for exchange by any affiliate (as defined in Section 8.15) of Craig or Reading shall not be exchanged until the later of (a) the date Parent has received an Affiliate Agreement (as defined in Section 8.15) from such affiliate or (b) the date such shares of Parent Class A Stock are transferable pursuant to the Affiliate Agreement regardless of whether such agreement was executed by the affiliate.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CRAIG

     Craig represents and warrants to Parent and to Reading that the statements contained in this Article IV are true and correct except as set forth herein or except as disclosed in a disclosure letter delivered by Craig to Parent and Reading as of the date hereof (the "Craig Disclosure Letter"):

Section 4.1  Organization and Qualification

       a. Craig is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of Craig's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Craig Material Adverse Effect (as defined below). Craig has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Craig has made available to Parent and Reading a complete and correct copy of its articles of incorporation and bylaws, each as amended to date, and Craig's articles of incorporation and bylaws as so delivered are in full force and effect. Craig is not in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

     b. Each of Craig's Subsidiaries that is a corporation has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Craig Material Adverse Effect. Each of Craig's Subsidiaries that is not a corporation has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign entity and is in good standing in the jurisdictions in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Craig Material Adverse Effect. Each of Craig's Subsidiaries has the requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. No Subsidiary of Craig is in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws (or similar organizational documents).

     c. For purposes of this Agreement, (i) a "Craig Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties or results of operations of Craig and its Subsidiaries taken as a whole; provided, that such term shall not include effects that are (a) not applicable primarily to Craig resulting from market conditions generally in the real estate, movie exhibition and/or off-Broadway theater industries or (b) from any matter or facts previously disclosed in the Craig SEC Reports (as defined in Section 4.5 below), in this Agreement and/or in the Craig Disclosure Letter; and (ii) "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited-liability company. For purposes of this Agreement, neither Parent nor Reading shall be deemed a "Subsidiary" of Craig and Parent shall not be deemed a "Subsidiary" of Reading.

Section 4.2  Capitalization

     The authorized capital stock of Craig consists of 7,500,000 shares of Craig Common Stock, 50,000,000 shares of Craig Common Preference Stock, 20,000,000 shares of Class B common stock, par value of $0.01 per share ("Craig Class B Stock"), and 1,000,000 shares of Preferred Stock, par value of $0.01 per share ("Craig Preferred Stock" and together with Craig Common Stock, Craig Common Preference Stock, and Craig Class B Stock, the "Craig Capital Stock"). As of the date of this Agreement, (a) 3,402,808 shares of Craig Common Stock were issued and outstanding, (b) 7,058,408 shares of Craig Common Preference Stock were issued and outstanding, (c) no shares of Craig Class B Stock were issued and outstanding, (d) no shares of Craig Preferred Stock were issued and outstanding and (e) stock options to acquire 664,940 shares of Craig Common Stock and 65,000 shares of Craig Common Preference Stock were outstanding under all stock option plans and agreements of Craig or its Subsidiaries. All of the outstanding shares of Craig Capital Stock are validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth above, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating Craig to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class.

Section 4.3  Authority

     Craig has full corporate power and authority to execute and deliver this Agreement and any other agreement executed and delivered in connection herewith (the "Ancillary Agreements") to which Craig is or will be a party and, subject to obtaining Craig Stockholders" Approval as contemplated by Section 8.11, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Craig is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Craig's Board of Directors, and no other corporate proceedings on the part of Craig are necessary to authorize this Agreement and the Ancillary Agreements to which Craig is or will be a party or to consummate the transactions contemplated hereby or thereby, other than Craig Stockholders" Approval as contemplated by
Section 8.11 hereof. This Agreement has been, and the Ancillary Agreements to which Craig is or will be a party are, or upon execution will be, duly and validly executed and delivered by Craig and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes, or upon execution will constitute, valid and binding obligations of Craig enforceable against Craig in accordance with their respective terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the "Enforceability Exception").

Section 4.4  Consents and Approvals; No Violation

     The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Craig of its obligations hereunder will not:

       a. conflict with any provision of Craig's articles of incorporation or bylaws or the articles of incorporation or bylaws (or other similar organizational documents) of any of its Subsidiaries;

       b. subject to obtaining of any requisite approvals of Craig's stockholders as contemplated by Section 8.11 hereof, require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any governmental or regulatory authority or agency (a "Governmental Authority"), except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws, and approvals that are ministerial in nature and are customarily obtained from Governmental Authorities after the Effective Time in connection with transactions of the same nature as are contemplated hereby ("Customary Post-Closing Consents"(C)) or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (x) result in a Craig Material Adverse Effect, (y) materially impair the ability of Craig or any of its Subsidiaries, as the case may be, to perform its obligations under this Agreement or any Ancillary Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement;

     c. result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Craig or any of its Subsidiaries is a party or by which Craig or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) result in a Craig Material Adverse Effect, (ii) materially impair the ability of Craig or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

     d. violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Craig or any of its Subsidiaries;

     e. result in the creation of any lien, mortgage, pledge, security interest, encumbrance, claim or change of any kind ("Lien," if singular, or "Liens," if plural) upon any shares of capital stock or material properties or assets of Craig or any of its Subsidiaries under any agreement or instrument to which Craig or any of its Subsidiaries is a party or by which Craig or any of its Subsidiaries or any of their properties or assets is bound; or

     f. result in any holder of any securities of Craig being entitled to appraisal, dissenters" or similar rights.

Section 4.5  Craig SEC Reports

     Craig has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent and Reading true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation its annual reports to stockholders, required to be filed by it or its predecessors with the SEC since January 1, 1996 under the Securities Act or the Exchange Act (collectively, the "Craig SEC Reports"). As of the respective dates such Craig SEC Reports were filed or, if any such Craig SEC Reports were amended, as of the date such amendment was filed, each of the Craig SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.6  Financial Statements

     Each of the consolidated financial statements of Craig contained in the Craig SEC Reports (including any related notes and schedules) (the "Craig Financial Statements") has been prepared from, and is in accordance with, the books and records of Craig and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year end adjustments) and fairly presents, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Craig and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Craig and its Subsidiaries for the periods presented therein (subject to normal year end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

Section 4.7  Absence of Undisclosed Liabilities

     Except as reflected in the Craig Financial Statements or in the Craig SEC Reports filed and publicly available prior to the date of this Agreement, neither Craig nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that, individually or in the aggregate, would have a Craig Material Adverse Effect.

Section 4.8  Absence of Certain Changes

     Except as disclosed in the Craig SEC Reports filed and publicly available prior to the date of this Agreement or as contemplated by this Agreement, since June 30, 2001 (a) Craig and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a Craig Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Craig, or any repurchase, redemption or other acquisition by Craig or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Craig or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Craig or any of its Subsidiaries, and (e) there has not been any change in any method of accounting or accounting practice by Craig or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of Craig.

Section 4.9  Taxes

     Except as otherwise disclosed in the Craig SEC Reports filed and publicly available prior to the date of this Agreement and for matters that would not have a Craig Material Adverse Effect:

     a. Craig and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns (as defined below) required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

       b. Craig and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes (as defined below) due with respect to any period ending prior to or as of the Closing Date.

       c. No Audit (as defined below) by a Tax Authority (as defined below) is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, Craig or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of Craig or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been assessed against Craig or any of its Subsidiaries. There are no liens for Taxes upon the assets of Craig or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

       d. Except with respect to the tax year ended June 30, 1997, neither Craig nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

       e. Prior to the date hereof, Craig and its Subsidiaries have disclosed, and provided or made available true and complete copies to Parent of, all material Tax sharing, Tax indemnity, or similar agreements to which Craig or any of its Subsidiaries are a party to, is bound by, or has any obligation or liability for Taxes.

       f. As used in this Agreement, (i) "Audit" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes; (ii) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) "Tax Authority" shall mean the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes; and (iv) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

Section 4.10  Litigation

       Except as disclosed in the Craig SEC Reports filed and publicly available prior to the date of this Agreement and for matters that would not have a Craig Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Craig's knowledge, threatened against or directly affecting Craig, any Subsidiaries of Craig or any of the directors or officers of Craig or any of its Subsidiaries in their capacity as such, nor is there any reasonable basis therefor that could reasonably be expected to have a Craig Material Adverse Effect, if adversely determined. Neither Craig nor any of its Subsidiaries, nor any officer, director or employee of Craig or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Craig or such Subsidiary nor, to the knowledge of Craig, is Craig, any Subsidiary or any officer, director or employee of Craig or its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in the Craig SEC Reports filed and publicly available prior to the date of this Agreement, there is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring Craig or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties. Notwithstanding the foregoing, no representation or warranty in this Section 4.10 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.12.

Section 4.11  Employee Benefit Plans; ERISA

       a. With respect to each employee benefit, retirement or deferred compensation plan or arrangement (including but not limited to any plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored, maintained or contributed to by Craig or any trade or business, whether or not incorporated, which together with Craig would be deemed a "single employer" within the meaning of Section 414(b), (c) or
(m) of the Code or section 4001(b)(1) of ERISA (a "Craig ERISA Affiliate") within six years prior to the Effective Time (each a "Craig Benefit Plan"): (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification, and its related trust has been determined to be exempt from tax under section 501(a) of the Code and, to the knowledge of Craig, nothing has occurred since the date of such letter to adversely affect such qualification or exemption; (ii) each such plan has been administered in substantial compliance with its terms and applicable law, except for any noncompliance with respect to any such plan that could not reasonably be expected to result in a Craig Material Adverse Effect; (iii) neither Craig nor any Craig ERISA Affiliate has engaged in, and Craig and each Craig ERISA Affiliate do not have any knowledge of any Person that has engaged in, any transaction or acted or failed to act in any manner that would subject Craig or any Craig ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA that could reasonably be expected to result in a Craig Material Adverse Effect; (iv) no disputes are pending or, to the knowledge of Craig or any Company ERISA Affiliate, threatened; (v) neither Craig nor any Craig ERISA Affiliate has engaged in, and Craig and each Craig ERISA Affiliate do not have any knowledge of any person that has engaged in, any transaction in violation of Section 406(a) or (b) of ERISA or Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or Section 4975(c) of the Code or Section 4975(d) of the Code that could reasonably be expected to result in a Craig Material Adverse Effect; (vi) to the knowledge of Craig, there have been no "reportable events" within the meaning of Section 4043 of ERISA for which the 30 day notice requirement of ERISA has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC"); (vii) all contributions due have been made on a timely basis (within, where applicable, the time limit established under section 302 of ERISA or Code section 412); (viii) no notice of intent to terminate such plan has been given under section 4041 of ERISA and no proceeding has been instituted under section 4042 of ERISA to terminate such plan; and (ix) except for defined benefit plans (if applicable), such plan may be terminated on a prospective basis without any continuing liability for benefits other than benefits accrued to the date of such termination. All contributions made or required to be made under any Craig Benefit Plan meet the requirements for deductibility under the Code, and all contributions which are required and which have not been made have been properly recorded on the books of Craig or a Craig ERISA Affiliate.

       b. No Craig Benefit Plan is a "multi-employer plan" (as defined in section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of section 413(c) of the Code). No event has occurred with respect to Craig or a Craig ERISA Affiliate in connection with which Craig could be subject to any liability, lien or encumbrance with respect to any Craig Benefit Plan or any employee benefit plan described in section 3(3) of ERISA maintained, sponsored or contributed to by a Craig ERISA Affiliate under ERISA or the Code.

       c. Except as set forth in the Craig SEC Reports filed and publicly available prior to the date of this Agreement or except as could not reasonably be expected to result in a Craig Material Adverse Effect, no employees of Craig or any of its Subsidiaries are covered by any severance plan or similar arrangement.

Section 4.12  Environmental Liability

       Except as set forth in the Craig SEC Reports filed and publicly available prior to the date of this Agreement and except for matters that would not have a Craig Material Adverse Effect:

       a. The businesses of Craig and its Subsidiaries have been and are operated in material compliance with all federal, state and local environmental protection, health and safety or similar laws, statutes, ordinances, restrictions, licenses, rules, regulations, permit conditions and legal requirements, including without limitation the Federal Clean Water Act, Safe Drinking Water Act, Resource Conservation & Recovery Act, Clean Air Act, Outer Continental Shelf Lands Act, Comprehensive Environmental Response, Compensation and Liability Act, and Emergency Planning and Community Right to Know Act, each as amended and currently in effect (together, "Environmental Laws").

       b. Neither Craig nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum products or any substance regulated under any Environmental Law ("Hazardous Substances") at any of its properties or facilities, except in material compliance with all Environmental Laws, and, to Craig's knowledge, no generation, manufacture, processing, distribution, use, treatment, handling, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by Craig or any of its Subsidiaries except in material compliance with all Environmental Laws.

       c. Neither Craig nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party or, to the knowledge of Craig, any other communication alleging or concerning any material violation by Craig or any of its Subsidiaries of, or responsibility or liability of Craig or any of its Subsidiaries under, any Environmental Law.

There are no pending, or to the knowledge of Craig, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Craig or any of its Subsidiaries alleging or concerning any material violation of or responsibility or liability under any Environmental Law that, if adversely determined, could reasonably be expected to have a Craig Material Adverse Effect, nor does Craig have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

       d. Craig and its Subsidiaries are in possession of all material approvals, permits, licenses, registrations and similar type authorizations from all Governmental Authorities under all Environmental Laws with respect to the operation of the businesses of Craig and its Subsidiaries; there are no pending or, to the knowledge of Craig, threatened, actions, proceedings or investigations seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and Craig does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

       e. There has been no discharge, release or disposal by Craig or its Subsidiaries or, to Craig's knowledge, any predecessor in interest at any of the properties owned or operated by Craig, its Subsidiaries or a predecessor in interest, or to the knowledge of Craig, at any disposal or treatment facility which received Hazardous Substances generated by Craig, its Subsidiaries, or any predecessor in interest which could reasonably be expected to result in liabilities that have a Craig Material Adverse Effect.

       f. To Craig's knowledge, no pending claims have been asserted or threatened to be asserted against Craig or its Subsidiaries for any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Substances used, handled, generated, transported or disposed by Craig or its Subsidiaries at property owned or operated by Craig or its Subsidiaries, except as could not reasonably be expected to have a Craig Material Adverse Effect.

Section 4.13  Compliance with Applicable Laws

       Craig and each of its Subsidiaries hold all material approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of their respective businesses, as now conducted, and such businesses are not being, and neither Craig nor any of its Subsidiaries has received any notice from any Governmental Authority or person that any such business has been or is being conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not result in a Craig Material Adverse Effect; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 4.13 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in
Section 4.12.

Section 4.14  Insurance

       Craig and its Subsidiaries currently have in place all policies of insurance which are reasonably required in connection with the operation of the businesses of Craig and its Subsidiaries as currently conducted in accordance with applicable laws and all agreements relating to Craig and its Subsidiaries. None of Craig, any of its Subsidiaries or any other party to any such insurance policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Craig does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not have a Craig Material Adverse Effect.

Section 4.15  Labor Matters; Employees

       a. Except as set forth in the Craig SEC Reports filed and publicly available prior to the date of this Agreement and except for such matters that alone or in conjunction with other similar or related matters would not have a Craig Material Adverse Effect, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of Craig, threatened against or affecting Craig or any of its Subsidiaries, (ii) none of Craig or any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Craig or any of its Subsidiaries, (iii) none of the employees of Craig or any of its Subsidiaries are represented by any labor organization, (iv) Craig and its Subsidiaries have each at all times been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint against any of Craig or any of its Subsidiaries pending or, to the knowledge of Craig, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to Craig or any of its Subsidiaries, (vii) neither the Occupational Safety and Health Administration nor any corresponding state agency has threatened to file any citation, and there are no pending citations, relating to Craig or any of its Subsidiaries, and (viii) there is no employee or governmental claim or investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, sexual harassment complaints or demand letters or threatened claims.

       b. Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), none of Craig or any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of Craig or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Craig or any of its Subsidiaries, nor has Craig or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, in each case that could reasonably be expected to have a Craig Material Adverse Effect.

Section 4.16  Permits

       Immediately prior to the Effective Time and except for Customary Post-Closing Consents, Craig and its Subsidiaries hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities ("Permits") required or necessary to construct, own, operate, use and/or maintain its properties and conduct its operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a Craig Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this
Section 4.16 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.12.

Section 4.17  Material Contracts

       a. Craig has filed as exhibits to the Craig SEC Reports filed and publicly available prior to the date of this Agreement a list of each contract, lease, indenture, agreement, arrangement or understanding to which Craig or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement was filed by Craig, exclusive of any contracts that would be required to be filed with the SEC due to Craig's ownership of securities of Reading or Parent (collectively, the "Craig Material Contracts").

       b. Except as set forth in the Craig SEC Reports filed and publicly available prior to the date of this Agreement, (i) all Craig Material Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms; (ii) Craig is not in material breach or default with respect to, and to the knowledge of Craig, no other party to any Craig Material Contract is in material breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; and (iii) no party to any Craig Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

       c. Except as set forth in the Craig SEC Reports filed and publicly available prior to the date of this Agreement, as of the date of this Agreement with respect to authorizations for expenditures executed on or after June 30, 2001, there are no material outstanding calls for payments that are due or that Craig or its Subsidiaries are committed to make that have not been made.

Section 4.18  Required Stockholder Vote or Consent

       The only vote of the holders of any class or series of capital stock of Craig that will be necessary to consummate the Craig Merger and the other transactions contemplated by this Agreement is the approval of this Agreement by the holders of a majority of the voting power of the outstanding shares of Craig Common Stock and Craig Common Preference Stock on the record date, voting together as a single class ("Craig Stockholders' Approval").

Section 4.19  Proxy Statement/Prospectus; Registration Statement

       None of the information to be supplied by Craig or its Subsidiaries for inclusion in (a) the joint proxy statement relating to the Craig Special Meeting, Reading Special Meeting and the Parent Annual Meeting (as defined below) (also constituting the prospectus in respect of Parent Class A Stock into which shares of Craig and Reading Stock will be converted) (the "Proxy Statement/Prospectus"), to be filed by the Companies and Parent with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Parent with the SEC in connection with the Mergers, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement/Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of Parent and the Companies, at the time such stockholders vote on approval of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 4.20  Intellectual Property

       Craig or its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Intellectual Property") currently used in the conduct of the business of Craig and its Subsidiaries, except where the failure to so own or otherwise have the right to use such intellectual property would not, individually or in the aggregate, have a Craig Material Adverse Effect. No person has notified either Craig or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Craig and its Subsidiaries that could have a Craig Material Adverse Effect, and, to Craig's knowledge, no person is infringing on any right of Craig or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Craig's knowledge, threatened that Craig or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property other than claims which, if adversely determined, would not be likely to have a Craig Material Adverse Effect.

Section 4.21  Brokers

       No broker, finder or investment banker (other than Marshall & Stevens, Incorporated, the fees and expenses of which shall be paid in equal shares by Parent, Craig and Reading) is entitled to any brokerage, finder's fee or other fee or commission payable by Craig or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Craig or any of its Subsidiaries.

Section 4.22  Fairness Opinion

       The Board of Directors of Craig has received a written opinion from Marshall & Stevens, Incorporated addressed jointly to the Boards of Directors and respective Conflicts Committees of the Boards of Directors (the "Joint Fairness Opinion") to the effect that, as of the date of such opinion, the Craig Common Stock Exchange Ratio and Craig Common Preference Stock Exchange Ratio are fair from a financial point of view to the public holders of the Craig Common Stock and Craig Common Preference Stock. True and complete copies of the Joint Fairness Opinion have been given to Parent and Reading.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF READING

       Reading represents and warrants to Parent and Craig that the statements contained in this Article V are true and correct except as set forth herein except as disclosed in a disclosure letter delivered by Reading to Parent and Craig as of the date hereof (the "Reading Disclosure Letter"):

Section 5.1  Organization and Qualification

       a. Reading is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of Reading's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Reading Material Adverse Effect (as defined below). Reading has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Reading has made available to Parent and Craig a complete and correct copy of its articles of incorporation and bylaws, each as amended to date, and Reading's articles of incorporation and bylaws as so delivered are in full force and effect. Reading is not in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

       b. Each of Reading's Subsidiaries that is a corporation has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Reading Material Adverse Effect. Each of Reading's Subsidiaries that is not a corporation has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Reading Material Adverse Effect. Each of Reading's Subsidiaries has the requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Reading has made available to Parent a complete and correct copy of the articles of incorporation and bylaws (or similar organizational documents) of each of

Reading's Subsidiaries, each as amended to date, and the articles of incorporation and bylaws (or similar organizational documents) as so delivered are in full force and effect. No Subsidiary of Reading is in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws (or similar organizational documents).

       c. For purposes of this Agreement, a "Reading Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties or results of operations of Reading and its Subsidiaries taken as a whole; provided, that such term shall not include effects that are (a) not applicable primarily to Reading resulting from market conditions generally in the motion picture theater industry or (b) from any matter or facts previously disclosed in the Reading SEC Reports (as defined in Section 5.5 below), in this Agreement and/or in the Reading Disclosure Letter.

Section 5.2  Capitalization

     The authorized capital stock of Reading consists of 25,000,000 shares of Reading Common Stock, 70,000 shares of Reading Series A Stock and 550,000 shares of Reading Series B Stock (together, the "Reading Capital Stock"). As of the date of this Agreement, (a) 7,449,364 shares of Reading Common Stock were issued and outstanding, (b) 70,000 shares of Reading Series A Stock were issued and outstanding, (c) 550,000 shares of Reading Series B Stock were issued and outstanding, and (d) stock options to acquire 775,232 shares of Reading Common Stock were outstanding under all stock option plans and agreements of Reading or its Subsidiaries. All of the outstanding shares of Reading Capital Stock are validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth above, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating Reading to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class.

Section 5.3  Authority

       Reading has full corporate power and authority to execute and deliver this Agreement and any other agreement executed and delivered in connection herewith (the "Ancillary Agreements") to which Reading is or will be a party and, subject to obtaining Reading Stockholders' Approval as contemplated by
Section 8.11, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Reading is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Reading's Board of Directors, and no other corporate proceedings on the part of Reading are necessary to authorize this Agreement and the Ancillary Agreements to which Reading is or will be a party or to consummate the transactions contemplated hereby or thereby, other than Reading Stockholders? Approval as contemplated by Section 8.11 hereof. This Agreement has been, and the Ancillary Agreements to which Reading is or will be a party are, or upon execution will be, duly and validly executed and delivered by Reading and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes, or upon execution will constitute, valid and binding obligations of Reading enforceable against

Reading in accordance with their respective terms, except as such enforceability may be subject to the Enforceability Exception.

Section 5.4  Consents and Approvals; No Violation

       The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Reading of its obligations hereunder will not:

       a. conflict with any provision of Reading's articles of incorporation or bylaws or the articles of incorporation or bylaws (or other similar organizational documents) of any of its Subsidiaries;

       b. subject to obtaining of any requisite approvals of Reading's stockholders as contemplated by Section 8.11 hereof, require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and Customary Post-Closing Consents or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not
(x) result in a Reading Material Adverse Effect, (y) materially impair the ability of Reading or any of its Subsidiaries, as the case may be, to perform its obligations under this Agreement or any Ancillary Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement;

       c. result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Reading or any of its Subsidiaries is a party or by which Reading or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) result in a Reading Material Adverse Effect, (ii) materially impair the ability of Reading or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

       d. violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Reading or any of its Subsidiaries;

       e. result in the creation of any Lien upon any shares of capital stock or material properties or assets of Reading or any of its Subsidiaries under any agreement or instrument to which Reading or any of its Subsidiaries is a party or by which Reading or any of its Subsidiaries or any of their properties or assets is bound; or

       f. result in any holder of any securities of Reading being entitled to appraisal, dissenters' or similar rights.

Section 5.5  Reading SEC Reports

       Reading has filed with the SEC, and has heretofore made available to Parent and Craig true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation its annual reports to stockholders, required to be filed by it or its predecessors with the SEC since January 1, 1996 under the Securities Act or the Exchange Act (collectively, the "Reading SEC Reports"). As of the respective dates such Reading SEC Reports were filed or, if any such Reading SEC Reports were amended, as of the date such amendment was filed, each of the Reading SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.6  Financial Statements

       Each of the consolidated financial statements of Reading contained in the Reading SEC Reports (including any related notes and schedules) ("Reading Financial Statements") has been prepared from, and is in accordance with, the books and records of Reading and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year end adjustments) and fairly presents, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Reading and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Reading and its Subsidiaries for the periods presented therein (subject to normal year end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

Section 5.7  Absence of Undisclosed Liabilities

       Except as reflected in the Reading Financial Statements or in the Reading SEC Reports filed and publicly available prior to the date of this Agreement, neither Reading nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that, individually or in the aggregate, would have a Reading Material Adverse Effect.

Section 5.8  Absence of Certain Changes

       Except as disclosed in the Reading SEC Reports filed and publicly available prior to the date of this Agreement or as contemplated by this Agreement, since June 30, 2001 (a) Reading and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a Reading

Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Reading, or any repurchase, redemption or other acquisition by Reading or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Reading or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Reading or any of its Subsidiaries, and (e) there has not been any change in any method of accounting or accounting practice by Reading or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of Reading.

Section 5.9  Taxes

     Except as otherwise disclosed in the Reading SEC Reports filed and publicly available prior to the date of this Agreement and for matters that would not have a Reading Material Adverse Effect:

     a. Reading and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

     b. Reading and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes due with respect to any period ending prior to or as of the Closing Date.

     c. No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, Reading or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of Reading or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been assessed against Reading or any of its Subsidiaries. There are no liens for Taxes upon the assets of Reading or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

     d. Except with respect to the tax year ended December 31, 1996, neither Reading nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

     e. Prior to the date hereof, Reading and its Subsidiaries have disclosed, and provided or made available true and complete copies to Parent of, all material Tax sharing, Tax indemnity, or similar agreements to which Reading or any of its Subsidiaries are a party to, is bound by, or has any obligation or liability for Taxes.

Section 5.10  Litigation

     Except as disclosed in the Reading SEC Reports filed and publicly available prior to the date of this Agreement and for matters that would not have a Reading Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Reading's knowledge, threatened against or directly affecting Reading, any Subsidiaries of Reading or any of the directors or officers of Reading or any of its Subsidiaries in their capacity as such, nor is there any reasonable basis therefor that could reasonably be expected to have a Reading Material Adverse Effect, if adversely determined. Neither Reading nor any of its Subsidiaries, nor any officer, director or employee of Reading or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Reading or such Subsidiary nor, to the knowledge of Reading, is Reading, any Subsidiary or any officer, director or employee of Reading or its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in the Reading SEC Reports filed and publicly available prior to the date of this Agreement, there is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring Reading or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties. Notwithstanding the foregoing, no representation or warranty in this Section 5.10 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 5.12.

Section 5.11  Employee Benefit Plans; ERISA

     a. With respect to each employee benefit, retirement or deferred compensation plan or arrangement (including but not limited to any plans described in section 3(3) of ERISA)), sponsored, maintained or contributed to by Reading or any trade or business, whether or not incorporated, which together with Reading would be deemed a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code or section 4001(b)(1) of ERISA (a "Reading ERISA Affiliate") within six years prior to the Effective Time (each a "Reading Benefit Plan"): (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification, and its related trust has been determined to be exempt from tax under section 501(a) of the Code and, to the knowledge of Reading, nothing has occurred since the date of such letter to adversely affect such qualification or exemption; (ii) each such plan has been administered in substantial compliance with its terms and applicable law, except for any noncompliance with respect to any such plan that could not reasonably be expected to result in a Reading Material Adverse Effect; (iii) neither Reading nor any Reading ERISA Affiliate has engaged in, and Reading and each Reading ERISA Affiliate do not have any knowledge of any Person that has engaged in, any transaction or acted or failed to act in any manner that would subject Reading or any Reading ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA that could reasonably be expected to result in a Reading Material Adverse Effect; (iv) no disputes are pending or, to the knowledge of Reading or any Reading ERISA Affiliate, threatened; (v) neither Reading nor any Reading ERISA Affiliate has engaged in, and Reading and each Reading ERISA Affiliate do not have any knowledge of any person that has engaged in, any transaction in violation of Section 406(a) or (b) of ERISA or Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or Section 4975(c) of the Code or Section 4975(d) of the Code that could reasonably be expected to result in a Reading Material Adverse Effect; (vi) to the knowledge of Reading, there have been no "reportable events" within the meaning of Section 4043 of ERISA for which the 30 day notice requirement of ERISA has not been waived by the PBGC; (vii) all contributions due have been made on a timely basis (within, where applicable, the time limit established under section 302 of ERISA or Code section 412); (viii) no notice of intent to terminate such plan has been given under section 4041 of ERISA and no proceeding has been instituted under section 4042 of ERISA to terminate such plan; and (ix) except for defined benefit plans (if applicable), such plan may be terminated on a prospective basis without any continuing liability for benefits other than benefits accrued to the date of such termination. All contributions made or required to be made under any Reading Benefit Plan meet the requirements for deductibility under the Code, and all contributions which are required and which have not been made have been properly recorded on the books of Reading or a Reading ERISA Affiliate.

     b. No Reading Benefit Plan is a "multi-employer plan" (as defined in section 4001(a)(3) of ERISA) or a "multiple employer plan (within the meaning of section 413(c) of the Code). No event has occurred with respect to Reading or a Reading ERISA Affiliate in connection with which Reading could be subject to any liability, lien or encumbrance with respect to any Reading Benefit Plan or any employee benefit plan described in section 3(3) of ERISA maintained, sponsored or contributed to by a Reading ERISA Affiliate under ERISA or the Code.

     c. Except as set forth in the Reading SEC Reports filed and publicly available prior to the date of this Agreement or except as could not reasonably be expected to result in a Reading Material Adverse Effect, no employees of Reading or any of its Subsidiaries are covered by any severance plan or similar arrangement.

Section 5.12  Environmental Liability

     Except as set forth in the Reading SEC Reports filed and publicly available prior to the date of this Agreement and except for matters that would not have a Reading Material Adverse Effect:

     a. The businesses of Reading and its Subsidiaries have been and are operated in material compliance with all Environmental Laws.

     b. Neither Reading nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances at any of its properties or facilities, except in material compliance with all Environmental Laws, and, to Reading's knowledge, no generation, manufacture, processing, distribution, use, treatment, handling, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by Reading or any of its Subsidiaries except in material compliance with all Environmental Laws.

     c. Neither Reading nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party or, to the knowledge of Reading, any other communication alleging or concerning any material violation by Reading or any of its Subsidiaries of, or responsibility or liability of Reading or any of its Subsidiaries under, any Environmental Law. There are no pending, or to the knowledge of Reading, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Reading or any of its Subsidiaries alleging or concerning any material violation of or responsibility or liability under any Environmental Law that, if adversely determined, could reasonably be expected to have a Reading Material Adverse Effect, nor does Reading have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

     d. Reading and its Subsidiaries are in possession of all material approvals, permits, licenses, registrations and similar type authorizations from all Governmental Authorities under all Environmental Laws with respect to the operation of the businesses of Reading and its Subsidiaries; there are no pending or, to the knowledge of Reading, threatened, actions, proceedings or investigations seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and Reading does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

     e. There has been no discharge, release or disposal by Reading or its Subsidiaries or, to Reading's knowledge, any predecessor in interest at any of the properties owned or operated by Reading, its Subsidiaries or a predecessor in interest, or to the knowledge of Reading, at any disposal or treatment facility which received Hazardous Substances generated by Reading, its Subsidiaries, or any predecessor in interest which could reasonably be expected to have a Reading Material Adverse Effect.

     f. To Reading's knowledge, no pending claims have been asserted or threatened to be asserted against Reading or its Subsidiaries for any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Substances used, handled, generated, transported or disposed by Reading or its Subsidiaries at property owned or operated by Reading or its Subsidiaries, except as could not reasonably be expected to have a Reading Material Adverse Effect.

Section 5.13  Compliance with Applicable Laws

     Reading and each of its Subsidiaries hold all material approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of their respective businesses, as now conducted, and such businesses are not being, and neither Reading nor any of its Subsidiaries has received any notice from any Governmental Authority or person that any such business has been or is being conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not result in a Reading Material Adverse Effect; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 5.13 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 5.12.

Section 5.14  Insurance

     Reading and its Subsidiaries currently have in place all policies of insurance which are required in connection with the operation of the businesses of Reading and its Subsidiaries as currently conducted in accordance with applicable laws and all agreements relating to Reading and its Subsidiaries. Reading has made available to Parent a true, complete and correct copy of each such policy or the binder therefor. None of Reading, any of its Subsidiaries or any other party to such insurance policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Reading does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not have a Reading Material Adverse Effect.

Section 5.15  Labor Matters; Employees

     a. Except as set forth in the Reading SEC Reports filed and publicly available prior to the date of this Agreement and except for such matters that alone or in conjunction with other similar or related matters would not have a Reading Adverse Effect, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of Reading, threatened against or affecting Reading or any of its Subsidiaries and, during the past five years, there has not been any such action, (ii) none of Reading or any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Reading or any of its Subsidiaries, (iii) none of the employees of Reading or any of its Subsidiaries are represented by any labor organization and none of Reading or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of Reading or any of its Subsidiaries nor does any question concerning representation exist concerning such employees,
(iv) Reading and its Subsidiaries have each at all times been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint against any of Reading or any of its Subsidiaries pending or, to the knowledge of Reading, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to Reading or any of its Subsidiaries, (vii) neither the Occupational Safety and Health Administration nor any corresponding state agency has threatened to file any citation, and there are no pending citations, relating to Reading or any of its Subsidiaries, and (viii) there is no employee or governmental claim or investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, sexual harassment complaints or demand letters or threatened claims.

     b. Since the enactment of the WARN Act, none of Reading or any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of Reading or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Reading or any of its Subsidiaries, nor has Reading or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, in each case that could reasonably be expected to have a Reading Material Adverse Effect.

Section 5.16  Permits

     Immediately prior to the Effective Time and except for Customary Post-Closing Consents, Reading and its Subsidiaries hold all of the Permits required or necessary to construct, own, operate, use and/or maintain its properties and conduct its operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a Reading Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this Section 5.16 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively by the provisions set forth in Section 5.12.

Section 5.17  Material Contracts

     a. Reading has filed as exhibits to the Reading SEC Reports filed and publicly available prior to the date of this Agreement a list of each contract, lease, indenture, agreement, arrangement or understanding to which Reading or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement was filed by Reading, exclusive of any contracts that would be required to be filed with the SEC due to Reading's ownership of securities of Craig or Parent (collectively, the "Reading Material Contracts").

     b. Except as set forth in the Reading SEC Reports filed and publicly available prior to the date of this Agreement, (i) all Reading Material Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms; (ii) Reading is not in material breach or default with respect to, and to the knowledge of Reading, no other party to any Reading Material Contract is in material breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; and (iii) no party to any Reading Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

     c. Except as set forth in the Reading SEC Reports filed and publicly available prior to the date of this Agreement, as of the date of this Agreement with respect to authorizations for expenditures executed on or after June 30, 2001, there are no material outstanding calls for payments that are due or that Reading or its Subsidiaries are committed to make that have not been made.

Section 5.18  Required Stockholder Vote or Consent

     The only vote of the holders of any class or series of capital stock of Reading that will be necessary to consummate the Reading Merger and the other transactions contemplated by this

Agreement is the approval of this Agreement by the holders of a majority of the voting power of the outstanding shares of Reading Common Stock, Reading Series A Stock and Reading Series B Stock, on the record date, voting together as a single class ("Reading Stockholders' Approval").

Section 5.19  Proxy Statement/Prospectus; Registration Statement

     None of the information to be supplied by Reading or its Subsidiaries for inclusion in (a) the Proxy Statement/Prospectus, to be filed by the Companies and Parent with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement to be filed by Parent with the SEC in connection with the Mergers, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement/ Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of Parent and the Companies, at the time such stockholders vote on approval of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.20  Intellectual Property

     Reading or its Subsidiaries own, or are licensed or otherwise have the right to use, all Intellectual Property currently used in the conduct of the business of Reading and its Subsidiaries, except where the failure to so own or otherwise have the right to use such intellectual property would not, individually or in the aggregate, have a Reading Material Adverse Effect. No person has notified either Reading or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Reading and its Subsidiaries that could have a Reading Material Adverse Effect, and, to Reading's knowledge, no person is infringing on any right of Reading or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Reading's knowledge, threatened that Reading or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property other than claims which, if adversely determined, would not be likely to have a Reading Material Adverse Effect.

Section 5.21  Brokers

     No broker, finder or investment banker (other than Marshall & Stevens, Incorporated, the fees and expenses of which shall be paid in equal shares by Parent, Craig and Reading) is entitled to any brokerage, finder's fee or other fee or commission payable by Reading or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Reading or any of its Subsidiaries.

Section 5.22  Fairness Opinion

     The Board of Directors of Reading has received the Joint Fairness Opinion to the effect that, as of the date of such opinion, the Reading Common Stock Exchange Ratio, Reading

Series A Stock Exchange Ratio and Reading Series B Stock Exchange Ratio are fair from a financial point of view to the public holders of the Reading Common Stock. True and complete copies of the Joint Fairness Opinion have been given to Parent and Craig.

                                  ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent, Craig Merger Sub and Reading Merger Sub jointly and severally represent and warrant to the Companies as follows except as disclosed in a disclosure letter delivered by Parent to Craig and Reading as of the date hereof (the "Parent Disclosure Letter"):

Section 6.1  Organization and Qualification

     a. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of Parent's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Parent Material Adverse Effect (as defined below). Parent has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Parent has made available to the Companies a complete and correct copy of its articles of incorporation and bylaws, each as amended to date, and Parent's articles of incorporation and bylaws as so delivered are in full force and effect. Parent is not in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

     b. Each of Parent's Subsidiaries that is a corporation has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Parent Material Adverse Effect. Each of Parent's Subsidiaries that is not a corporation has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Parent Material Adverse Effect. Each of Parent's Subsidiaries has all requisite corporate or other power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. No Subsidiary of Parent is in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws (or similar organizational documents).

     c. For purposes of this Agreement, a "Parent Material Adverse Effect" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties or results of operations of Parent and its

Subsidiaries, taken as a whole; provided, that such term shall not include effects that are (a) not applicable primarily to Parent resulting from market conditions generally in the real estate, motion picture theater or off-Broadway industries or (b) from any matter or facts previously disclosed in the Parent SEC Reports (as defined in Section 6.5 below), in this Agreement and/or in the Parent Disclosure Letter.

     d. Craig Merger Sub and Reading Merger Sub are direct, wholly-owned subsidiaries of Parent, were formed solely for the purpose of engaging in the transactions contemplated by this Agreement and have not engaged in any business activities or conducted any operations of any kind, entered into any agreement or arrangement with any Person or entity, or incurred, directly or indirectly, any material liabilities or obligations, in each case except in connection with their incorporation, the negotiation of this Agreement, the Mergers and the transactions contemplated hereby.

Section 6.2  Capitalization

     The authorized capital stock of Parent consists of 100,000,000 shares of Parent Class A Stock, 20,000,000 shares of Parent Class B Stock, and 20,000,000 shares of Preferred Stock, par value of $0.01 per share ("Parent Preferred Stock" and together with Parent Class A Stock and Parent Class B Stock, the "Parent Capital Stock"). As of the date of this Agreement, Parent has (a) 7,958,379 shares of Parent Class A Stock issued and outstanding, (b) 1,989,585 shares of Parent Class B Stock issued and outstanding, (c) no shares of Parent Preferred Stock issued and outstanding and (d) outstanding stock options to acquire 155,900 shares of Parent Class A Stock and no shares of Parent Class B Stock under all stock option plans and agreements of Parent. The authorized capital stock of Craig Merger Sub consists of 1,000 shares of Craig Merger Sub Common Stock. As of the date of this Agreement, Craig Merger Sub has 100 shares of Craig Merger Sub Common Stock outstanding. The authorized capital stock of Reading Merger Sub consists of 1,000 shares of Reading Merger Sub Common Stock. As of the date of this Agreement, Reading Merger Sub has 100 shares of Reading Merger Sub Common Stock outstanding. All outstanding shares of Parent Capital, Craig Merger Sub Common Stock and Reading Merger Sub Common Stock are validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth above, and other than this Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating Parent, Craig Merger Sub or Reading Merger Sub to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its respective capital stock of any class.

Section 6.3  Authority

     Each of Parent, Craig Merger Sub and Reading Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which each of Parent, Craig Merger Sub and Reading Merger Sub is or will be a party and, subject to Parent obtaining the Parent Stockholders' Approval as contemplated by Section 8.11, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which each of Parent, Craig Merger Sub and Reading Merger Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Parent,

Craig Merger Sub and Reading Merger Sub, and no other corporate proceedings on the part of Parent, Craig Merger Sub or Reading Merger Sub are necessary to authorize this Agreement or the Ancillary Agreements to which any of them are or will be a party or to consummate the transactions contemplated hereby or thereby, other than obtaining the Parent Stockholders' Approval as contemplated by Section 8.11 hereof. This Agreement has been, and the Ancillary Agreements to which Parent, Craig Merger Sub or Reading Merger Sub is or will be a party are, or upon execution will be, duly and validly executed and delivered by Parent, Craig Merger Sub or Reading Merger Sub, as applicable, and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes or upon execution will constitute, valid and binding obligations of Parent enforceable against Parent, Craig Merger Sub or Reading Merger Sub, as applicable, in accordance with their respective terms, except for the Enforceability Exception.

Section 6.4  Consents and Approvals; No Violation

     The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Parent, Craig Merger Sub or Reading Merger Sub of their respective obligations hereunder will not:

     a. conflict with any provision of the articles of incorporation or bylaws of Parent, Craig Merger Sub or Reading Merger Sub or the articles of incorporation or bylaws (or other similar organizational documents) of any of their Subsidiaries;

     b.   subject to obtaining Parent Stockholders' Approval as contemplated by
Section 8.11 hereof, require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws and Customary Post-Closing Consents or (ii) any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (x) result in a Parent Material Adverse Effect, (y) materially impair the ability of Parent or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (z) prevent the consummation of any of the transactions contemplated by this Agreement;


     c. result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (i) result in a Parent Material Adverse Effect, (ii) materially impair the ability of Parent or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement;

     d. violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries;

     e. result in the creation of any Lien upon any material properties or assets or on any shares of capital stock of Parent or its Subsidiaries under any agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their properties or assets is bound; or

     f. result in any holder of any securities of Parent being entitled to appraisal, dissenters' or similar rights.

Section 6.5  Parent SEC Reports

     Parent has filed with the SEC, and has heretofore made available to the Companies true and complete copies of, each form, registration statement, report, schedule, proxy or information statement and other document (including exhibits and amendments thereto), including without limitation its annual reports to stockholders, to be filed with the SEC since January 1, 1996 under the Securities Act or the Exchange Act (collectively, the "Parent SEC Reports"). As of the respective dates such Parent SEC Reports were filed or, if any such Parent SEC Reports were amended, as of the date such amendment was filed, each of the Parent SEC Reports, including without limitation any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 6.6  Parent Financial Statements

     Each of the consolidated financial statements of Parent contained in the Parent SEC Reports (including any related notes and schedules) ("Parent Financial Statements") has been prepared from, and is in accordance with, the books and records of Parent and its consolidated Subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year end adjustments) and fairly presents, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its Subsidiaries for the periods presented therein (subject to normal year end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

Section 6.7  Absence of Undisclosed Liabilities

     Except as reflected in the Parent Financial Statements or in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, neither Parent nor any of its

Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Parent Material Adverse Effect.

Section 6.8  Absence of Certain Changes

     Except as contemplated by this Agreement, or disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, since June 30, 2001 (a) Parent and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a Parent Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Parent, and (e) there has not been any change in any method of accounting or accounting practice by Parent, except for any such change required by reason of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of Parent.

Section 6.9  Taxes

     Except as otherwise disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement and for matters that would not have a Parent Material Adverse Effect:

     a. Parent and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

     b. Parent and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes due with respect to any period ending prior to or as of the Closing Date.

     c. No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, Parent or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of Parent or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against Parent or any of its Subsidiaries. There are no liens for Taxes upon the assets of Parent or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

     d. Neither Parent nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

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     e.   Prior to the date hereof, Parent and its Subsidiaries have disclosed, and provided or made available true and complete copies to the Companies of, all material Tax sharing, Tax indemnity, or similar agreements to which Parent or any of its Subsidiaries is a party to, is bound by, or has any obligation or liability for Taxes.

Section 6.10  Litigation

     Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement and for matters that would not have a Parent Material Adverse Effect, there is no suit, claim, action, proceeding or investigation pending or, to Parent's knowledge, threatened against or directly affecting Parent, any Subsidiaries of Parent or any of the directors or officers of Parent or any of its Subsidiaries in their capacity as such, nor is there any reasonable basis therefor that could reasonably be expected to have a Parent Material Adverse Effect, if adversely determined. Neither Parent nor any of its Subsidiaries, nor any officer, director or employee of Parent or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Parent or such Subsidiary, nor, to the knowledge of Parent, is Parent, any Subsidiary or any officer, director or employee of Parent or its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, there is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring Parent or any of its Subsidiaries to take any action of any kind with respect to its business, assets or properties. Notwithstanding the foregoing, no representation or warranty in this Section 6.10 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 6.12.

Section 6.11  Employee Benefit Plans; ERISA

     a. With respect to each employee benefit, retirement or deferred compensation plan or arrangement, if any, (including but not limited to any plans described in section 3(3) of ERISA), sponsored, maintained or contributed to by Parent or any trade or business, whether or not incorporated, which together with Parent would be deemed a "single employer" within the meaning of
Section 414(b), (c) or (m) of the Code or section 4001(b)(1) of ERISA (a "Parent ERISA Affiliate") within six years prior to the Effective Time (each a "Parent Benefit Plan"): (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification, and its related trust has been determined to be exempt from tax under section 501(a) of the Code and, to the knowledge of Parent, nothing has occurred since the date of such letter to adversely affect such qualification or exemption; (ii) each such plan has been administered in substantial compliance with its terms and applicable law, except for any noncompliance with respect to any such plan that could not reasonably be expected to result in a Parent Material Adverse Effect; (iii) neither Parent nor any Parent ERISA Affiliate has engaged in, and Parent and each Parent ERISA Affiliate do not have any knowledge of any Person that has engaged in, any transaction or acted or failed to act in any manner that would subject Parent or any Parent ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA that could reasonably be expected to result in a Parent Material Adverse Effect;

(iv) no disputes are pending, or, to the knowledge of Parent or any Parent ERISA Affiliate, threatened; (v) neither Parent nor any Parent ERISA Affiliate has engaged in, and Parent and each Parent ERISA Affiliate do not have any knowledge of any person that has engaged in, any transaction in violation of Section 406(a) or (b) of ERISA or Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or Section 4975(c) of the Code or Section 4975(d) of the Code that could reasonably be expected to result in a Parent Material Adverse Effect; (vi) to the knowledge of Parent, there have been no ?reportable events? within the meaning of Section 4043 of ERISA for which the 30 day notice requirement of ERISA has not been waived by the PBGC; (vii) all contributions due have been made on a timely basis (within, where applicable, the time limit established under section 302 of ERISA or Code section 412); (viii) no notice of intent to terminate such plan has been given under Section 4041 of ERISA and no proceeding has been instituted under section 4042 of ERISA to terminate such plan; and (ix) except for defined benefit plans (if applicable), such plan may be terminated on a prospective basis without any continuing liability for benefits other than benefits accrued to the date of such termination. All contributions made or required to be made under any Parent Benefit Plan meet the requirements for deductibility under the Code, and all contributions which are required and which have not been made have been properly recorded on the books of Parent or a Parent ERISA Affiliate.

     b. No Parent Benefit Plan is a "multi-employer plan" (as defined in section 4001(a)(3) of ERISA) or a "multiple employer plan" (within the meaning of section 413(c) of the Code). No event has occurred with respect to Parent or a Parent ERISA Affiliate in connection with which Parent could be subject to any liability, lien or encumbrance with respect to any Parent Benefit Plan or any employee benefit plan described in Section 3(3) of ERISA maintained, sponsored or contributed to by a Parent ERISA Affiliate under ERISA or the Code.

     c. Except as set forth in the Parent SEC Reports filed and publicly available prior to the date of this Agreement or except as could not reasonably be expected to result in a Parent Material Adverse Effect, no employees of Parent or any of its Subsidiaries are covered by any severance plan or similar arrangement.

Section 6.12  Environmental Liability

     Except as set forth in the Parent SEC Reports filed and publicly available prior to the date of this Agreement and except for matters that would not have a Parent Material Adverse Effect:

     a. The businesses of Parent and its Subsidiaries have been and are operated in material compliance with all Environmental Laws.

     b. Neither Parent nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances at any of its properties or facilities except in material compliance with all Environmental Laws, and, to Parent's knowledge, no generation, manufacture, processing, distribution, use, treatment, handling, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by Parent or any of its Subsidiaries except in material compliance with all Environmental Laws.

     c. Neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party or, to the knowledge of Parent, any other communication alleging or concerning any material violation by Parent or any of its Subsidiaries of, or responsibility or liability of Parent or any of its Subsidiaries under, any Environmental Law. There are no pending, or to the knowledge of Parent, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Parent or any of its Subsidiaries alleging or concerning any material violation of or responsibility or liability under any Environmental Law that, if adversely determined, could reasonably be expected to have a Parent Material Adverse Effect, nor does Parent have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

     d. Parent and its Subsidiaries are in possession of all material approvals, permits, licenses, registrations and similar type authorizations from all Governmental Authorities under all Environmental Laws with respect to the operation of the businesses of Parent and its Subsidiaries; there are no pending or, to the knowledge of Parent, threatened, actions, proceedings or investigations seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses registrations and authorizations; and Parent does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

     e. There has been no discharge, release or disposal by Parent or its Subsidiaries or, to Parent's knowledge, any predecessor in interest at any of the properties owned or operated by Parent, its Subsidiaries, or a predecessor in interest, or to the knowledge of Parent, at any disposal or treatment facility which received Hazardous Substances generated by Parent, its Subsidiaries, or any predecessor in interest which could reasonably be expected to have a Parent Material Adverse Effect.

     f. To Parent's knowledge, no pending claims have been asserted or threatened to be asserted against Parent or its Subsidiaries for any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Substances used, handled, generated, transported or disposed by Parent or its Subsidiaries at property owned or operated by Parent or its Subsidiaries, except as could not reasonably be expected to have a Parent Material Adverse Effect.

Section 6.13  Compliance with Applicable Laws

     Parent and each of its Subsidiaries hold all material approvals, licenses, permits, registrations and similar type authorizations necessary for the lawful conduct of their respective businesses, as now conducted, and such businesses are not being, and neither Parent nor any of its Subsidiaries has received any notice from any Governmental Authority or person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including without limitation any law, ordinance or regulation relating to occupational health and safety, except for possible violations which either individually or in the aggregate have not resulted and would not result in a Parent Material Adverse Effect; provided, however, notwithstanding the foregoing, no representation or warranty in this Section 6.13 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 6.12.

Section 6.14  Insurance

     Parent and its Subsidiaries currently have in place all policies which are required in connection with the operation of the businesses of Parent and its Subsidiaries as currently conducted in accordance with applicable laws and all agreements relating to Parent and its Subsidiaries. Parent has made available to the Companies a true, complete and correct copy of each such policy or the binder therefor. None of Parent, any of its Subsidiaries or any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Parent does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not have a Parent Material Adverse Effect.

Section 6.15  Labor Matters; Employees

     a. Except as set forth in the Parent SEC Reports filed and publicly available prior to the date of this Agreement and except for such matters that alone or in conjunction with other similar or related matters would not have a Parent Material Adverse Effect, (i) there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries and, during the past five years, there has not been any such action, (ii) none of Parent or any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Parent or any of its Subsidiaries, (iii) none of the employees of Parent or any of its Subsidiaries are represented by any labor organization and none of Parent or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of Parent or any of its Subsidiaries nor does any question concerning representation exist concerning such employees,
(iv) Parent and its Subsidiaries have each at all times been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint against any of Parent or any of its Subsidiaries pending or, to the knowledge of Parent, threatened before the National Labor Relations Board or any similar state or foreign agency, (vi) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to Parent or any of its Subsidiaries, (vii) neither the Occupational Safety and Health Administration nor any corresponding state agency has threatened to file any citation, and there are no pending citations, relating to Parent or any of its Subsidiaries, and (viii) there is no employee or governmental claim or investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, sexual harassment complaints or demand letters or threatened claims.

     b. Since the enactment of the WARN Act, none of Parent or any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of Parent or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, in each case that could reasonably be expected to have a Parent Material Adverse Effect.

Section 6.16  Permits

     Immediately prior to the Effective Time and except for Customary Post-Closing Consents, Parent or its Subsidiaries will hold all of the Permits required or necessary to construct, run, operate, use and/or maintain their properties and conduct their operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a Parent Material Adverse Effect; provided, however, that notwithstanding the foregoing, no representation or warranty in this Section 6.16 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively by the provisions set forth in Section 6.12.

Section 6.17  Material Contracts

     a. Parent has filed as exhibits to the Parent SEC Reports filed and publicly available prior to the date of this Agreement a list of each contract, lease, indenture, agreement, arrangement or understanding to which Parent or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement was filed by Parent, exclusive of any contracts that would be required to be filed with the SEC due to Parent's ownership of securities of Craig or Reading (the "Parent Material Contracts").

     b. Except as set forth in the Parent SEC Reports, (i) all Parent Material Contracts are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms; (ii) the Parent is not in material breach or default with respect to, and to the knowledge of the Parent, no other party to any Parent Material Contract is in material breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; and
(iii) no party to any Parent Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof.

     c. As of the date of this Agreement, except as set forth in the Parent SEC Reports filed and publicly available prior to the date of this Agreement, with respect to authorizations for expenditure executed on or after June 30, 2001, there are no material outstanding calls for payments that are due or which Parent or its Subsidiaries are committed to make that have not been made.

Section 6.18  Required Stockholder Vote or Consent

     The only vote of the holders of any class or series of capital stock of Parent that will be necessary to consummate the Mergers and the other transactions contemplated by this Agreement is the approval of (a)(i) the issuance of Parent Class A Stock under this Agreement, (ii) the amendment of Parent's 1999 Stock Option Plan (the "Parent Stock Option Plan") to increase the number of shares reserved for issuance under the plan, and (iii) the issuance of shares of Parent Class A Stock and Parent Class B Stock in respect of the Craig and Reading Stock Options to be assumed pursuant to Section 3.3, by a majority of the votes cast by holders of Parent Class B Stock represented in person or by proxy at the Parent Annual Meeting, and (b) the amendment to the Parent's articles of incorporation to change the name of Parent by a majority of the voting power of Parent's shares (collectively, the "Parent Stockholders' Approval").

Section 6.19  Proxy Statement/Prospectus; Registration Statement

     None of the information to be supplied by Parent or its Subsidiaries for inclusion in (a) the Proxy Statement/Prospectus to be filed by the Companies and Parent with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement to be filed by Parent with the SEC in connection with the Mergers, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy Statement/ Prospectus, at the time the Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Companies and Parent, at the time such stockholders vote on approval of this Agreement and the issuance, and reservation for issuance, of the shares of Parent Class A Stock and Parent Class B Stock and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 6.20  Intellectual Property

     Parent or its Subsidiaries own, or are licensed or otherwise have the right to use, all Intellectual Property currently used in the conduct of the business of Parent and its Subsidiaries, except where the failure to so own or otherwise have the right to use such intellectual property would not, individually or in the aggregate, have a Parent Material Adverse Effect. No person has notified either Parent or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Parent and its Subsidiaries that could have a Parent Material Adverse Effect, and, to Parent's knowledge, no person is infringing on any right of Parent or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Parent's knowledge, threatened that Parent or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property other than claims which, if adversely determined, would not be likely to have a Parent Adverse Effect.

Section 6.21  Brokers

     No broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by Parent or any of its Subsidiaries in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or any of its Subsidiaries.

Section 6.22  Fairness Opinion

     The Board of Directors of Parent has received the Joint Fairness Opinion to the effect that, as of the date of such opinion, the Craig and Reading Stock Exchange Ratios are fair to the public holders of Parent Class A Stock and Parent Class B Stock from a financial point of view. A true and complete copy of the Joint Fairness Opinion has been given to the Companies.

                                  ARTICLE VII

                    CONDUCT OF BUSINESS PENDING THE MERGERS

Section 7.1 Conduct of Business by the Parent and the Companies Pending the Mergers

     From the date hereof until the Effective Time, unless Parent, Craig and Reading shall otherwise agree in writing, or as otherwise contemplated by this Agreement, Parent, Craig and Reading and their respective Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties, subject to the terms of this Agreement. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the written consent of Parent, Craig and Reading, which consent shall not be unreasonably withheld:

     a. Neither Parent, Craig or Reading will adopt or propose any change to their articles of incorporation or bylaws;

     b. Except for the dividend payments in the aggregate amount of approximately $114,000 payable quarterly with respect to the Reading Series A Stock, neither Parent, Craig or Reading will (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the respective Parent, Craig and Reading, or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, the respective company;

     c. Neither Parent, Craig or Reading will, nor permit any of its Subsidiaries to, merge or consolidate with any other person or acquire assets of any other person except in the ordinary course of business or pursuant to transactions among wholly-owned subsidiaries of the respective company;

     d. Neither Parent, Craig and Reading will, nor permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any material assets or properties (other than among Craig and its direct and indirect wholly owned Subsidiaries or among Reading and its direct and indirect wholly owned Subsidiaries or among Parent and its direct and indirect wholly owned Subsidiaries) except in the ordinary course of business;

     e. Neither Parent, Craig or Reading will or permit any of its Subsidiaries to (i) issue any securities (whether through the issuance or granting of options, warrants, rights or otherwise and except pursuant to existing obligations disclosed in the following, as applicable: Craig SEC Reports, Reading SEC Reports or Parent SEC Reports filed and publicly available as of the date of this Agreement), (ii) enter into any amendment of any term of any outstanding security of such company or of any of its Subsidiaries, (iii) incur any material indebtedness, except trade debt in the ordinary course of business and debt pursuant to existing or previously disclosed contemplated credit facilities or arrangements, (iv) fail to make any required contribution to any Craig Benefit Plan, Reading Benefit Plan, or Parent Benefit Plan, as applicable, (v) increase in any material respect compensation, bonus or other benefits payable to, or modify or amend any employment agreements or severance agreements with, any executive officer except, in the case of executives other than the chief executive officer of such company, with the approval of the Chairman of the Board of Parent, Craig or Reading, as the case may be, or (vi) enter into any settlement or consent with respect to any pending litigation, other than settlements in the ordinary course of business or on terms which are not otherwise materially adverse to Parent, Craig and Reading, as the case may be, and its Subsidiaries taken as a whole;

     f. Parent, Craig and Reading will not change any method of accounting or accounting practice by Parent, Craig and Reading or any of their Subsidiaries, except for any such change required by GAAP;

     g. Parent, Craig and Reading will not take any action or permit any of their respective Subsidiaries to take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act);

     h. Neither Parent, Craig or Reading, nor any of its Subsidiaries will become bound or obligated to participate in any operation, or consent to participate in any operation that will individually cost in excess of $5.0 million, unless the operation is a currently existing obligation of the respective company or any of its Subsidiaries.

     i. Neither Parent, Craig or Reading will, nor permit any of its Subsidiaries to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the respective company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

     j. Neither Parent, Craig or Reading nor any of its Subsidiaries shall (i) adopt, amend (other than amendments that reduce the amounts payable by the respective company or any Subsidiary, or amendments required by law to preserve the qualified status of the Craig Benefit Plan, Reading Benefit Plan or Parent Benefit Plan, as applicable) or assume an obligation to contribute to any employee benefit plan or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any person

(including, without limitation, contracts with management of the respective company or any Subsidiary that might require that payments be made upon the consummation of the transactions contemplated hereby) or, except as provided in
Section 7.1(e)(v), amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, (ii) engage in any transaction (either acting alone or in conjunction with any Craig Benefit Plan, Reading Benefit Plan, or Parent Benefit Plan, as applicable, or trust created thereunder) in connection with which the respective company or any Subsidiary could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Craig Benefit Plan, Reading Benefit Plan, or Parent Benefit Plan, as applicable, in a manner, or take any other action with respect to any Craig Benefit Plan, Reading Benefit Plan, or Parent Benefit Plan, as applicable, that could result in the liability of the respective company or any Subsidiary to any person, (iv) take any action that could adversely affect the qualification of any Craig Benefit Plan, Reading Benefit Plan, or Parent Benefit Plan, as applicable, or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Craig Benefit Plan, Reading Benefit Plan, or Parent Benefit Plan, as applicable, any agreement relating thereto or applicable law, the respective company or any Subsidiary are required to pay as contributions thereto or (vi) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Craig Benefit Plan, Reading Benefit Plan, or Parent Benefit Plan, as applicable;

     k. Parent, Craig and Reading will not make any election under any of their stock option plans to pay cash in exchange for terminating awards under such plans; and

     l. Neither Parent, Craig or Reading will, nor permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

Section 8.1  Access and Information

     The parties shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, contracts, leases, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party reasonably may request. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

Section 8.2  Directors' and Officers' Indemnification

     Upon the effectiveness of the Mergers, Parent shall assume the obligations of Craig and Reading, whether arising prior to or after such effectiveness, under any then existing indemnification agreements between such directors and executive officers and Craig and/or Reading, as the case may be, so long as such indemnification agreements are materially in the form previously or hereafter approved by Parent for the purpose of providing indemnification benefits to Parent's officers and directors.

Section 8.3  Further Assurances

     Each party hereto agrees to use all reasonable efforts to obtain all consents and approvals and to do all other things necessary for the consummation of the transactions contemplated by this Agreement. The parties agree to take such further action to deliver or cause to be delivered to each other at the Closing and at such other times thereafter as shall be reasonably agreed by such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and agreements and transactions contemplated hereby and thereby. The parties shall afford each other access to all information, documents, records and personnel who may be necessary for any party to comply with laws or regulations (including without limitation the filing and payment of taxes and handling tax audits), to fulfill its obligations with respect to indemnification hereunder or to defend itself against suits or claims of others. Each of Parent and the Companies shall duly preserve all files, records or any similar items of Parent or the Companies received or obtained as a result of the Mergers with the same care and for the same period of time as each would preserve its own similar assets.

Section 8.4  Expenses

     a. All Expenses (as defined below) incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such Expenses; provided, however, that the Expenses (including fees and expenses of legal counsel, accountants, investment bankers, experts and consultants) related to preparing, printing, filing and mailing the Registration Statement, the Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection with the Registration Statement, Proxy Statement/Prospectus and governmental regulatory matters, shall be allocated as separately agreed between the Parties.

     b. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement/Prospectus, the solicitation of stockholder approvals, requisite governmental approvals and all other matters related to the consummation of the transactions contemplated hereby.

Section 8.5  Cooperation

     Subject to compliance with applicable law, from the date hereof until the Effective Time, each of the parties hereto shall confer on a regular and frequent basis with one or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other parties or their counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

Section 8.6  Publicity

     Neither the Companies, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Mergers, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties, except as may be required by law or by any listing agreement with a national securities exchange and will use reasonable efforts to provide copies of such release or other announcement to the other parties hereto, and give due consideration to such comments as such other parties may have, prior to such release.

Section 8.7  Additional Actions

     Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Mergers and the other transactions contemplated by this Agreement, subject, however, to the appropriate vote of stockholders of Craig, Reading and Parent required so to vote.

Section 8.8  Filings

     Each party hereto shall make all filings required to be made by such party in connection herewith or desirable to achieve the purposes contemplated hereby, and shall cooperate as needed with respect to any such filing by any other party hereto.

Section 8.9  Consents

     Each of Parent, Craig and Reading shall use all reasonable efforts to obtain all consents necessary or advisable in connection with its obligations hereunder.

Section 8.10 Employee Matters; Benefit Plans

     Parent, Craig and Reading will evaluate their personnel needs and consider continuing the employment of certain employees of Parent, Craig and Reading and their Subsidiaries on a case-by-case basis. After the Effective Time, Parent will initially provide to any employees of Parent, Craig and Reading and their Subsidiaries who are to be employed by Parent, Craig or Reading immediately after the Effective Time (the "Retained Employees") substantially the same base salary or wages provided to such employees prior to the Effective Time, subject to such changes in base salary or wages as shall be determined by Parent after the Effective Time. Parent shall take all reasonable actions necessary or appropriate to permit the Retained Employees to continue to participate from and after the Effective Time in the employee benefit plans or arrangements in which such Retained Employees were participating immediately prior to the Effective Time. Notwithstanding the foregoing, Parent may permit any such employee benefit plan or arrangement to be terminated or discontinued on or after the Effective Time, provided that Parent shall (a) take all reasonable actions necessary or appropriate to permit the Retained Employees participating in such employee benefit plan or arrangement to immediately thereafter participate in employee benefit plans or arrangements comparable to those maintained with respect to the remainder of the Retained Employees (the "Replacement Plans"),
(b) with respect to a Replacement Plan that is a group health plan (i) credit such Retained Employees, for the year during which participation in the Replacement Plan begins, with any deductibles and co-payments already incurred during such year under the terminated or discontinued group health plan and (ii) waive any preexisting condition limitations applicable to the Retained Employees (and their eligible dependents) under the Replacement Plan to the extent that a Retained Employee's (or dependent's) condition would not have operated as a preexisting condition under the terminated or discontinued group health plan, and (c)(i) cause each Replacement Plan that is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to be qualified under Section 401 of the Code to be amended to provide that the Retained Employees shall receive credit for participation and vesting purposes under such plan for their period of employment with the respective Company, its Subsidiaries and their predecessors to the extent such predecessor employment was recognized by the respective Company and its Subsidiaries and (ii) credit the Retained Employees under each other Replacement Plan that is not described in the preceding clause for their period of employment with the respective Company, its Subsidiaries and their predecessors to the extent such predecessor employment was recognized by the respective Company or its Subsidiaries. At the Effective Time, Parent shall assume the obligations of the respective Companies and their Subsidiaries under the Craig Benefit Plan, the Reading Benefit Plan and any employment contracts or severance agreements. The terms of each such Craig Benefit Plan and Reading Benefit Plan shall continue to apply in accordance with their terms.

     b. Prior to the Closing, the respective board of directors of Parent, Craig and Reading, as applicable, shall, by resolution duly adopted by such board of directors or a duly authorized committee thereof, approve and adopt, for purposes of exemption from "short-swing" profit liability under Section 16(b) of the Exchange Act, (i) the disposition and the conversion at the Effective Time of the shares of Craig and Reading Common Stock held by officers, directors and affiliates of the respective Companies into shares of Parent A Common Stock as a result of the conversion of shares in the Merger, (ii) the assumption by Parent of the Craig and Reading Stock Options of the officers, directors and affiliates of the respective Companies, and (iii) the deemed grant of options to purchase Parent A Common Stock or Parent B Common Stock under the Craig and Reading Stock Options (as converted pursuant to Section 3.3) for purposes of Section 16(b) of the Exchange Act. Such resolution shall set forth the name of applicable "insiders" for purposes of Section 16 of the Exchange Act and, for each "insider," the number of shares of Craig and Reading Common Stock to be converted into shares of Parent A Common Stock at the Effective Time, the number and material terms of the Craig and Reading Stock Options to be assumed by Parent at the Effective Time, and that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

Section 8.11  Stockholders Meetings

     a. Craig and Reading each shall, as promptly as reasonably practicable after the date hereof, (i) take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its stockholders (individually, the "Craig Special Meeting" and the "Reading Special Meeting") for the purpose of securing the Craig Stockholders' Approval or Reading Stockholders' Approval as applicable, (ii) distribute to its stockholders the Proxy Statement/Prospectus in accordance with applicable federal and state law and with its respective articles of incorporation and bylaws, which Proxy Statement/Prospectus shall contain the recommendation of the board of directors of the respective Company that its stockholders approve this Agreement and the transactions contemplated hereby, (iii) use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby and to secure the Craig Stockholders' Approval or Reading Stockholders' Approval as applicable, and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

     b. Parent shall, as promptly as reasonably practicable after the date hereof, (i) take all steps reasonably necessary to call, give notice of, convene and hold the annual meeting of its stockholders (the "Parent Annual Meeting") for the purpose of, among other things, securing the Parent Stockholders' Approval, (ii) distribute to its stockholders the Proxy Statement/Prospectus in accordance with applicable federal and state law and its articles of incorporation and bylaws, which Proxy Statement/Prospectus shall contain the recommendation of the Parent board of directors that its stockholders approve this Agreement and (iii) use all reasonable efforts to solicit from its stockholders proxies in favor of approval of this Agreement and to secure the Parent Stockholders' Approval, and (iv) cooperate and consult with the Companies with respect to each of the foregoing matters.

     c. The Parent Annual Meeting, Craig Special Meeting and Reading Special Meeting shall be held on the same day unless otherwise agreed by Parent and the Companies.

Section 8.12 Preparation of the Proxy Statement/Prospectus and Registration Statement

     a. Parent, Craig and Reading shall promptly prepare and file with the SEC a preliminary version of the Proxy Statement/Prospectus and will use all reasonable efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy Statement/Prospectus. At any time from (and including) the initial filing with the SEC of the Proxy Statement/Prospectus, Parent shall file with the SEC the Registration Statement containing the Proxy Statement/Prospectus so long as Parent shall have provided to the Companies a copy of the Registration Statement containing the Proxy Statement/Prospectus at least five days prior to any filing thereof and any supplement or amendment at least two days prior to any filing thereof. Subject to the foregoing sentence, the date that the Registration Statement is filed with the SEC shall be determined jointly by Parent, Craig and Reading. Each of Parent, Craig and Reading shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of Parent Class A Stock in the Mergers and Craig and Reading shall furnish all information concerning Craig and Reading and the holders of shares of Craig's and Reading's capital stock as may be reasonably requested in connection with any such action. Promptly after the effectiveness of the Registration Statement, each of Parent, Craig and Reading shall cause the

Proxy Statement/Prospectus to be mailed to its respective stockholders, and if necessary, after the definitive Proxy Statement/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies. Parent shall advise Craig and Reading and Craig and Reading shall advise Parent, as applicable, promptly after they receive notice thereof, of the time when the Registration Statement shall become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Class A Stock for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     b. Following receipt by Deloitte & Touche LLP, Parent's independent auditors, of an appropriate request from either Company pursuant to SAS No. 72, Parent shall use all reasonable efforts to cause to be delivered to each of the respective Companies a letter of Deloitte & Touche LLP, dated a date within two business days before the effective date of the Registration Statement, and addressed to the Companies, in form and substance reasonably satisfactory to the Company making the request and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement/Prospectus.

     c. Following receipt by Deloitte & Touche LLP, the independent auditors of Craig and Reading, of an appropriate request from Parent pursuant to SAS No. 72, the respective Company shall use all reasonable efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP, as applicable, dated a date within two business days before the effective date of the Registration Statement, and addressed to Parent, in form and substance satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy Statement/Prospectus.

Section 8.13  Stock Exchange Listing

     Parent shall use all reasonable efforts to cause the Parent Class A Stock to be issued in the Mergers and the Parent Class A Stock and/or Class B Stock issuable under the Craig and Reading Stock Options to be assumed pursuant to the Mergers, to be approved for listing on the American Stock Exchange (the "AMEX") prior to the Effective Time, in each case, subject to official notice of issuance.

Section 8.14  Notice of Certain Events

     Each party to this Agreement shall promptly as reasonably practicable notify the other parties hereto of:

     a. any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

     b. any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

     c. any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.10 or 4.12, 5.10 or 5.12, or 6.10 or 6.12 or which relate to the consummation of the transactions contemplated by this Agreement;

     d. any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement, under any material agreement; and

     e. any Craig Material Adverse Effect, Reading Material Adverse Effect or Parent Material Adverse Effect or the occurrence of any event which is reasonably likely to result in a Craig Material Adverse Effect, Reading Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

Section 8.15  Affiliate Agreements

     Each Company shall identify in a letter to Parent all persons who are, on the date hereof, "affiliates" of the Company, as such term is used in Rule 145 under the Securities Act. Each Company shall use all reasonable efforts to cause its respective affiliates to deliver to Parent not later than ten days prior to the date of the Craig Special Meeting or Reading Special Meeting as applicable, a written agreement substantially in the form attached hereto as Exhibit 8.15 (an "Affiliate Agreement"), and shall use all reasonable efforts to cause persons who become "affiliates" after such date but prior to the Closing Date to execute and deliver an Affiliate Agreement at least five days prior to the Closing Date.

Section 8.16  Stockholder Litigation

     Each of Parent and the Companies shall give the other the reasonable opportunity to participate in the defense of any litigation against Parent or the Companies, as applicable, and its directors relating to the transactions contemplated by this Agreement.

Section 8.17  Voting Covenant

     Until the termination of this Agreement in accordance with the terms hereof, Parent, Craig and Reading, and James J. Cotter, each hereby agrees that, at the Parent Annual Meeting, the Craig Special Meeting and the Reading Special Meeting, as the case may be, or any other meeting of the stockholders of Parent, Craig or Reading, however called, and in any action by written consent of the stockholders of Parent, Craig or Reading, Parent, Craig and Reading, and James
J. Cotter, each will vote all of its or his respective shares of voting stock of Parent, Craig and Reading beneficially owned or controlled by each of them (a) in favor of adoption of the Merger Agreement and approval of the Merger, (b) in favor of issuance of the Parent Class A Stock in respect of the Mergers, in favor of the amendments to Parent's articles of incorporation to change the name of Parent, in favor of the amendment to the Parent Stock Option Plan to increase the number of shares reserved for issuance, in favor of the authorization of the number of shares of Parent Class A Stock and Parent Class B Stock reserved for issuance under the Craig and Reading Stock Options to be assumed pursuant to
Section 3.3 and in favor of the form of indemnification agreement by the officers and directors of Parent, and (c) in favor of the other transactions contemplated by the Merger Agreement, and in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Parent, Craig and/or Reading (or any class thereof). In addition, Parent, Craig and Reading, and James J. Cotter, each agree that it or he will, upon request by Parent, furnish written confirmation, in form and substance reasonably acceptable to Parent, of such stockholder's vote in favor of the Parent Class A Stock issuance, the Merger Agreement, the Merger and/or other related matters.

Section 8.18  Repurchase Obligation

     Any right of Parent to require that Reading repurchase certain shares of Reading Series A Stock shall be tolled by mutual agreement of Parent and Reading and shall not be exercised until the later to occur of 90 days after (i) October 15, 2001 or (ii) the termination of this Agreement.

                                   ARTICLE IX

                   CONDITIONS TO CONSUMMATION OF THE MERGERS

Section 9.1   Conditions to the Obligation of Each Party

     The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     a. The Craig Stockholders' Approval, Reading Stockholders' Approval and the Parent Stockholders' Approval shall have been obtained.

     b. No action, suit or proceeding instituted by any Governmental Authority shall be pending and no statute, rule or regulation and no injunction, order, decree or judgment of any court or Governmental Authority of competent jurisdiction shall be in effect, in each case which would prohibit, restrain, enjoin or restrict the consummation of the Mergers.

     c. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

     d. Each Company and Parent shall have obtained such permits, authorizations, consents, or approvals required to consummate the transactions contemplated hereby.

     e. The shares of Parent Class A Stock to be issued in the Mergers shall have been approved for listing on the AMEX, subject to official notice of issuance.

     f. Marshall & Stevens, Incorporated shall not have withdrawn or modified in any material way its Joint Fairness Opinion.

Section 9.2  Conditions to the Obligations of Parent

     The obligation of Parent to effect the Mergers is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     a. Each Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the respective Company contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of each Company as to the satisfaction of this condition.

     b. All proceedings to be taken by each Company in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by each Company in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Parent and its counsel.

     c. From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of each Company and its Subsidiaries, taken as a whole, that would constitute a Craig Material Adverse Effect or Reading Material Adverse Effect as applicable, other than any such change that affects both Parent and the respective Company in a substantially similar manner.

Section 9.3  Conditions to the Obligations of Craig

     The obligation of Craig to effect the Craig Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     a. Parent and Reading each shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Reading, as the case may be, contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Craig shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent and Reading, as the case may be, as to the satisfaction of this condition.

     b. All proceedings to be taken by Parent and Reading, as the case may be, in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by Parent and Reading, as the case may be, in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Craig and its counsel.

     c. From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of Parent or Reading or their respective Subsidiaries, taken as a whole, that would constitute a Parent Material Adverse Effect or a Reading Material Adverse Effect, other than any such change that affects each of Parent, Reading and Craig in a substantially similar manner.

Section 9.4  Conditions to the Obligations of Reading

     The obligation of Reading to effect the Reading Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     a. Parent and Craig each shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Craig, as the case may be, contained in this Agreement, to the extent qualified with respect to materiality shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date, and Reading shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent and Craig, as the case may be, as to the satisfaction of this condition.

     b. All proceedings to be taken by Parent and Craig, as the case may be, in connection with the transactions contemplated by this Agreement and all documents, instruments and certificates to be delivered by Parent and Craig, as the case may be, in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Reading and its counsel.

     c. From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business, operations or prospects of Parent or Craig or their respective Subsidiaries, taken as a whole, that would constitute a Parent Material Adverse Effect or a Craig Material Adverse Effect, other than any such change that affects each of Parent, Craig and Reading in a substantially similar manner.

                                   ARTICLE X

                                    SURVIVAL

Section 10.1  Survival of Representations and Warranties

     The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time.

Section 10.2  Survival of Covenants and Agreements

     The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

Section 11.1  Termination

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Craig, Reading or
Parent:

     a.   by the mutual written consent of Parent, Craig and Reading;

     b. by Parent, Craig or Reading if the Effective Time shall not have occurred on or before January 30, 2002 (the "Termination Date"); provided that the party seeking to terminate this Agreement pursuant to this Section 11.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before the Termination Date;

     c. by Craig, Reading or Parent if there has been a material breach by one of the other parties of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within 20 business days following receipt by each party of notice of such breach;

     d. by Craig, Reading or Parent, if there shall be any applicable law, rule or regulation that makes consummation of the Mergers illegal or if any judgment, injunction, order or decree of a court or other Governmental Authority of competent jurisdiction shall restrain or prohibit the consummation of the Mergers, and such judgment, injunction, order or decree shall become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 11.1(d) shall have used its best efforts to remove or lift such restraint or prohibition; or

     e. by Craig, Reading or Parent, if the requisite stockholder approvals referred to in Section 8.11 have not been obtained upon a vote at a duly held meeting of stockholders or at any adjournment or postponement thereof.

Section 11.2  Effect of Termination

     In the event of termination of the Agreement and the abandonment of any one or more of the Mergers pursuant to this Article XI, all obligations of the parties shall terminate, except the obligations of the parties pursuant to this
Section 11.2 and except for the provisions of Sections 8.1, 8.4, 8.6 and 12.8, provided that nothing herein shall relieve any party from liability for any breaches hereof.

                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.1  Notices

     All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:


       To Citadel, Craig Merger Sub          S. Craig Tompkins
       or Reading Merger Sub:                Vice Chairman of the Board of
                                             Directors
                                             Citadel Holding Corporation
                                             550 S. Hope Street, Suite 1825
                                             Los Angeles, California  90071
                                             Facsimile No: (213) 239-0548


          with a copy to:                    Kummer Kaempfer Bonner & Renshaw
                                             Seventh Floor
                                             3800 Howard Hughes Parkway
                                             Las Vegas, Nevada 89109
                                             Attention: Michael J. Bonner
                                             Facsimile No: (702) 796-7181

       and                                   William Soady
                                             Citadel Conflicts Committee
                                             Chairman
                                             c/o Citadel Holding Corporation
                                             550 S. Hope Street, Suite 1825
                                             Los Angeles, California  90071
                                             Facsimile No: (213) 239-0548

       To Craig:                             S. Craig Tompkins
                                             President
                                             Craig Corporation
                                             550 S. Hope Street, Suite 1825
                                             Los Angeles, California 90071
                                             Facsimile No: (213) 239-0548

          with a copy to:                    Troy & Gould
                                             16th Floor
                                             1801 Century Park East
                                             Los Angeles, California 90067
                                             Attention: Dale Short
                                             Facsimile No: (310) 201-4746
           and                               William Gould
                                             Craig Conflicts Committee Chairman
                                             c/o Troy & Gould
                                             16th Floor
                                             1801 Century Park East
                                             Los Angeles, California 90067
                                             Facsimile No: (310) 201-4746

           To Reading:                       S. Craig Tompkins
                                             Vice Chairman of the Board of
                                             Directors Reading Entertainment,
                                             Inc.
                                             550 S. Hope Street, Suite 1825
                                             Los Angeles, California  90071
                                             Facsimile No:  (213) 239-0548

              with a copy to:                Jones Vargas
                                             3773 Howard Hughes Parkway
                                             Las Vegas, Nevada  89109
                                             Attention:  Craig Norville
                                             Facsimile No:  (702) 734-2722

           and                               Kenneth McCormick
                                             Reading Conflicts Committee
                                             Chairman
                                             c/o Reading Entertainment, Inc.
                                             550 S. Hope Street, Suite 1825
                                             Los Angeles, California  90071
                                             Facsimile No:  (213) 239-0548

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next-day courier, postage prepaid, or
(iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

Section 12.2  Separability

     If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

Section 12.3  Assignment

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation and any assignment in violation hereof shall be null and void.

Section 12.4  Interpretation

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.5  Counterparts

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

Section 12.6  Entire Agreement

     This Agreement and the Confidentiality Agreement represent the entire Agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

Section 12.7  Governing Law

     This Agreement shall be construed, interpreted, and governed in accordance with the laws of Nevada, without reference to rules relating to conflicts of law.

Section 12.8  Attorneys' Fees

     If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

Section 12.9  No Third Party Beneficiaries

     Except as provided in Section 8.2 or Section 8.10, no person or entity other than the parties hereto is an intended beneficiary of this Agreement or any portion hereof.

Section 12.10 Amendments and Supplements

     At any time before or after approval of the matters presented in connection with the Mergers by the respective stockholders of Parent and the Companies and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Parent and the Companies with respect to any of the terms contained in this Agreement, except as otherwise provided by law.

Section 12.11 Extensions, Waivers, Etc.

     At any time prior to the Effective Time, either party may:

     a. extend the time for the performance of any of the obligations or acts of the other party;

     b. waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

     c. waive compliance with any of the agreements or conditions of the other party contained herein.

     Notwithstanding the foregoing, no failure or delay by Parent or the Companies in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 [End of page]

     In Witness Whereof, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       Citadel Holding Corporation


                                       By: /s/ Andrzej Matyczynski
                                          -----------------------------------
                                           Name:  Andrzej Matyczynski
                                                  ----------------------------
                                           Title: Chief Financial Officer
                                                  ----------------------------


                                       Craig Merger Sub, Inc.


                                       By: /s/ Andrzej Matyczynski
                                          -----------------------------------
                                           Name:  Andrzej Matyczynski
                                                  ----------------------------
                                           Title: Chief Financial Officer
                                                  ----------------------------



                                       Reading Merger Sub, Inc.


                                       By: /s/ Andrzej Matyczynski
                                          -----------------------------------
                                           Name:  Andrzej Matyczynski
                                                  ----------------------------
                                           Title: Chief Financial Officer
                                                  ----------------------------


                                       Craig Corporation


                                       By: /s/ S. Craig Tompkins
                                           -----------------------------------
                                           Name:  S. Craig Tompkins
                                                  ----------------------------
                                           Title: President
                                                  ----------------------------


                                       Reading Entertainment, Inc.


                                       By: /s/ James J. Cotter
                                           -----------------------------------
                                           Name:  James J. Cotter
                                                  ----------------------------
                                           Title: Chairman
                                                  ----------------------------


                                       For purposes only of Section 8.17:


                                           /s/ James J. Cotter
                                           ___________________________________
                                           James J. Cotter

                                  Exhibit 8.15

                          Form of Affiliate Agreement
                          ---------------------------

Citadel Holding Corporation
550 S. Hope Street, Suite 1825
Los Angeles, California  90071

Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated as of _____________, 2001, among Citadel Holding Corporation, a Nevada corporation ("Parent"), Craig Merger Sub, Inc., a Nevada corporation ("Craig Merger Sub"), Reading Merger Sub, a Nevada corporation ("Reading Merger Sub"), Craig Corporation, a Nevada corporation ("Craig") and Reading Entertainment, Inc., a Nevada corporation ("Reading"), pursuant to which Craig Merger Sub will be merged with and into Craig, and Reading Merger Sub will be merged with and into Reading. Pursuant to the terms and conditions of the Merger Agreement, upon consummation of the transactions contemplated thereby, each share of (a)(i) common stock, par value $0.25 per share, of Craig and/or (ii) Class A common preference stock, par value $0.01 per share, of Craig owned by the undersigned as of the Effective Time (as defined in the Merger Agreement) will be converted into and exchangeable for 1.17 shares of Class A non-voting common stock, par value $0.01 per share, of Parent ("Parent A Common Stock"); and/or (b) common stock, par value $0.001 per share, of Reading owned by the undersigned as of the Effective Time will be converted into 1.25 shares of Parent A Common Stock.

     The undersigned understands that he may be deemed to be an "affiliate" of Craig or Reading for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 8.15 of the Merger Agreement.

     With respect to such shares of Parent Class A Non-voting Common Stock, par value $0.01 per share, as may be received by the undersigned pursuant to the Merger Agreement (the "Shares"), the undersigned represents to and agrees with Parent that:

     A. The undersigned will not make any offer to sell or any sale or other disposition of all or any part of the Shares in violation of the Act or the rules and regulations thereunder, including without limitation Rule 145, and will hold all the Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

     B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed an "affiliate" of Craig or Reading, any public reoffering or resale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Act of the Shares to be sold, (ii) compliance with Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

     C. The undersign also understands that if Parent should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to its transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

               "The securities represented b this certificate were issued in a transaction under Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), and may be sold, transferred or otherwise disposed of only upon receipt by the Corporation of an opinion of counsel acceptable to it that the securities are being sold in compliance with the limitations of Rule 145 or that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     Execution of this letter shall not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Craig or Reading for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an affiliate on or after the date of this letter.


                                    Very truly yours,


                                    __________________________________________
                                                   Signature


                                    __________________________________________
                                                     Name


                                    __________________________________________
                                                     Date


                                      -2-